                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

                           CONVERTIBLE PROMISSORY NOTE

$____________                                              December ______, 2003

                  FOR VALUE RECEIVED, Danielson Holding Corporation, a Delaware corporation (the "Maker" or the "Company"), hereby unconditionally promises to pay to __________________, or its registered assigns (the "Holder"), having an address at ____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted transferees, the original aggregate principal sum of ______________ ($________.00), or such lesser amount as may be outstanding from time to time, together with interest on the unpaid principal balance of this Note outstanding, due and payable on the Maturity Date (as defined in the Purchase Agreement) or upon prior prepayment. This Note shall bear interest at a rate per annum equal to twelve percent (12%) for the period from the date of issuance through July 15, 2004 and sixteen percent (16%) thereafter until paid or converted in full, in each case calculated on the basis of a 360-day year for the actual number of days elapsed, subject to the Rollover Terms (as defined in the Purchase Agreement). ANY AMOUNT NOT PAID WHEN DUE SHALL BEAR INTEREST AT A RATE 2% IN EXCESS OF THE INTEREST RATE THERETOFORE IN EFFECT. The Holder is authorized to record the date and amount of any prepayment of principal and the accrual of interest hereof on
Schedule 1 attached hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of such holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Maker hereunder.

         1. Note Purchase Agreement. This Convertible Promissory Note (this "Note") is one of the several promissory notes of the Maker (the "Notes") referred to in the Note Purchase Agreement, dated as of __________, 2003, between the Maker and the other parties named therein (the "Purchase Agreement"). This Note is subject to the terms and conditions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under applicable law and under the terms of Section 10.1 of the Purchase Agreement. The Maker agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

         2. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         3. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and the Purchase Agreement and setting forth the provision so excluded, modified or amended.

         4. Expenses. If any action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action.

         5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         6. Notices. All notices hereunder shall be given in writing as provided in the Purchase Agreement and shall be deemed to be delivered as provided therein.

         7. Transferability. This Note may not be transferred by the Holder except in accordance with Section 10.1 of the Purchase Agreement.

         [The Remainder of This Page Has Been Left Blank Intentionally]

                  This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

                                        DANIELSON HOLDING CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                    SCHEDULE 1 TO CONVERTIBLE PROMISSORY NOTE
                  PAYMENTS OF PRINCIPAL AND ACCRUAL OF INTEREST

                     Amount of Principal      Unpaid Principal           Interest
    Date             Repaid or Converted          Balance                 Accrued           Notation Made By
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
----------------------------------------------------------------------------------------------------------------

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

                                                                       Exhibit C

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of December 2, 2003, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between Danielson Holding Corporation, a Delaware corporation (the "Company"), and D. E. Shaw Laminar Portfolios, L.L.C., a Delaware limited liability company ("DES"), SZ Investments, L.L.C., a Delaware limited liability company ("SZI"), and Third Avenue Trust, on behalf of the Third Avenue Value Fund Series, a Delaware business trust ("TAT"), severally (each of DES, SZI and TAT, an "Investor" and collectively, the "Investors"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

                                   WITNESSETH:

         WHEREAS, the Investors are parties to that certain Note Purchase Agreement of even date herewith, among the Company and the Investors, severally (the "Note Purchase Agreement"), and pursuant thereto the Company has agreed to execute and deliver this Agreement for the benefit of the Investors;

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                               REGISTRATION RIGHTS

         1.1      Definitions. For purposes of this Article I:

         (a) The term "Common Stock" means the Company's common stock, par value $.10 per share.

         (b) The term "Company Voting Securities" shall mean Common Stock and any other equity securities of the Company entitled to vote generally for the election of directors

         (c) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (d) The term "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred.

         (e) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

         (f) The term "Registrable Securities" means shares of Common Stock acquired by the Investors pursuant to the Note Purchase Agreement. In the case of SZI, Registrable Securities of SZI shall be governed by the provisions of this Agreement and not by the provisions of the registration rights agreement, dated as of November 8, 2002, between the Company and SZI.

         (g) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

         (h) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         1.2      Shelf Registrations and Piggy-Back Registrations.

         (a) Pursuant to Section 5.7 of the Note Purchase Agreement, on the earlier of June 30, 2004, or ten days after the date of the closing of the Rights Offering, the Company shall file with the SEC a Shelf Registration Statement, or such other registration statement as the Company may qualify to file, and shall use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable, on behalf of the Holders with respect to all of the Registrable Securities and shall use its commercially reasonable efforts to keep such registration statement effective until such time as all such Registrable Securities covered thereby have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person that is not a Holder.

         (b) Piggyback Registration. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by the Company solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities to the security holders of an acquired company in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders), or the Company proposes to register any of its securities on behalf of a holder exercising demand registration rights, the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request any Investor given within 15 days after mailing of such notice by the Company, the Company shall cause to be registered under the Act all of the Registrable Securities that such Investor has requested to be registered. Notwithstanding anything to the contrary in this Section 1.2(b), in connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 1.2(b) to include any of the Holders' Registrable Securities in such underwriting or the registration statement relating thereto unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the total amount of securities, including Registrable Securities, requested by Holders and other stockholders to be included in such offering exceeds the amount of securities offered other than by the Company that the underwriters reasonably believe can be offered without jeopardizing the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order:

(i) first, securities being included on behalf of holders other than either the Investors or other holders of Registrable Securities shall be excluded; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 1.2(b) shall be excluded; (iii) finally, if additional securities must be excluded, securities offered by the Company shall be excluded.

         1.3 Additional Obligations of the Company. Whenever the Company has filed a registration statement under this Article I, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the holders of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement owned by them.

         (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the holders of Registrable Securities, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 1.3, each holder of Registrable Securities acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a registration statement if such offering would interfere with a pending corporate transaction or for other reasons involving material non-public information, until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each holder of Registrable Securities hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the holder of Registrable Securities notice of the suspension of the use of such prospectus and ending at the time the Company gives the holder of Registrable Securities notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for not more than two periods of not more than 90 days each in respect of any registration in any 12 month period.

         (e) Use its best efforts to cause all Registrable Securities to be listed on all securities exchanges on which similar securities issued by the Company are then listed.

         1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article I with respect to the Registrable Securities of any selling holder of Registrable Securities that such holder of Registrable Securities shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities and as may be required from time to time to keep such registration current.

         1.5 Expenses of Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the actual fees and expenses of more than one counsel for each selling Investor; provided that such fees and expenses in the aggregate shall not exceed $60,000.

         1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article I:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each holder and the affiliates of such holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling holder of Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages or liabilities Joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such holder. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (c)      Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party , (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d)      The obligations of the Company and the holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article I.

         1.7 Reports Under the Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Exchange Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any holder of Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article I may only be assigned by a holder of Registrable Securities to a transferee or assignee of any Registrable Securities if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         1.9 Waiver Procedures. The observance by the Company of any provision of this Article I may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the holders of at least 66 2/3% of the Registrable

Securities, and any waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities.

         1.10 "Market Stand-off" Agreement. Any holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.1 Remedies. Each of the Investors and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to seek preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by any other party (or its Affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

         2.2 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice): (i) if to the Company, to Danielson Holding Corporation, 2 North Riverside Plaza, Suite 600, Chicago, IL 60606, Attention: Philip Tinkler,
Facsimile: (312) 454-9678 and (ii) if to any Investor, to such Investor at the address set forth in EXHIBIT A.

         2.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         2.4 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

         2.5 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         2.6 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement

         2.7 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         2.9 Assignments. This Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

         2.10 Jurisdiction and Service of Process. THE COMPANY AND EACH OF THE INVESTORS, HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY AND EACH OF THE INVESTORS ACCEPT FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND EACH OF THE INVESTORS AGREE TO ACCEPT SERVICE OF ALL PROCESS, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY OR ANY OF THE INVESTORS REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON SUCH PARTY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY OR ANY INVESTOR TO BRING PROCEEDINGS AGAINST THE COMPANY OR ANY INVESTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         2.11 Trial. THE COMPANY AND EACH OF THE INVESTORS HEREBY WAIVE SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. THE COMPANY AND EACH OF THE INVESTORS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT WITH RESPECT TO ANY ACTION COMMENCED BY ONE OF THEM AGAINST THE OTHER OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND EACH OF THE INVESTORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND EACH OF THE INVESTORS FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                   DANIELSON HOLDING CORPORATION

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   SZ INVESTMENTS, L.L.C.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   THIRD AVENUE TRUST, ON BEHALF OF THE
                                   THIRD AVENUE VALUE FUND SERIES

                                   By: _________________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                                   PURCHASERS

              Purchaser
          Name and Address

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.
120 West Forty-Fifth Street
Floor 39, Tower 45                         with a copy to:
New York, NY 10036
Attention: Max Holmes                      Willkie Farr & Gallagher
Facsimile: (212) 478-0100                  787 Seventh Avenue
                                           New York, NY 10019
                                           Attention:  Steven Wilamowsky, Esq.
                                           Facsimile:  (212) 728-8111

SZ INVESTMENTS, L.L.C.
2 N. Riverside Plaza, Suite 600
Chicago, IL 60606                          with a copy to:
Attention: Joseph Paolucci, Esq.
Facsimile: (312) 559-1280                  Sidley Austin Brown & Wood LLP
                                           Bank One Plaza
                                           10 South Dearborn Street
                                           Chicago, IL 60603

                                           Attention: Imad I. Qasim, Esq.
                                                      Jeffrey S. Rothstein, Esq.
                                           Facsimile: (312) 853-7036

THIRD AVENUE TRUST, ON BEHALF OF THE
THIRD AVENUE VALUE FUND SERIES
622 Third Avenue, 32nd Floor               with a copy to:
New York, NY 10017
Attention: Willard J. Hall                 Pillsbury Winthrop LLP
Facsimile: (212) 735-0003                  One Battery Park Plaza
                                           New York, NY 10004
                                           Attention: Richard L. Epling, Esq.
                                           Facsimile: (212) 858-1500

                                                                       EXHIBIT D

                                                                  EXECUTION COPY

                        INVESTMENT AND PURCHASE AGREEMENT

                                 by and between

                          DANIELSON HOLDING CORPORATION

                                       and

                           COVANTA ENERGY CORPORATION

                          Dated as of December 2, 2003

                                TABLE OF CONTENTS

                                                                                                 PAGE
1.   DEFINED TERMS............................................................................     1
2.   ACTIONS UPON SIGNING; DEPOSIT............................................................    15
     2.1.     Approval Order..................................................................    15
     2.2.     Payment of Deposit..............................................................    15
3.   CLOSING; CLOSING DATE; EXPENSE REIMBURSEMENT.............................................    16
     3.1.     Issuance and Purchase of New Common Stock.......................................    16
     3.2.     Funding.........................................................................    16
     3.3.     Payment of Expense Reimbursement................................................    16
     3.4.     Company Deliverables............................................................    17
     3.5.     Purchaser Deliverables..........................................................    17
4.   REPRESENTATIONS AND WARRANTIES OF COMPANY................................................    18
     4.1.     Due Incorporation and Authority.................................................    18
     4.2.     Subsidiaries and Investment Entities............................................    18
     4.3.     Foreign Qualification...........................................................    18
     4.4.     Outstanding Capital Stock.......................................................    19
     4.5.     Options or Other Rights.........................................................    19
     4.6.     Authority Relative to this Agreement............................................    19
     4.7.     Financial Statements............................................................    20
     4.8.     No Material Adverse Change......................................................    21
     4.9.     Compliance with Governmental Rules..............................................    22
     4.10.    Governmental Approvals..........................................................    22
     4.11.    No Breach.......................................................................    23
     4.12.    Environmental Matters...........................................................    24
     4.13.    Claims and Proceedings..........................................................    25
     4.14.    Contracts.......................................................................    25
     4.15.    Tangible Property...............................................................    27
     4.16.    Intellectual Property...........................................................    27
     4.17.    Title to Properties.............................................................    28
     4.18.    Employee Benefit Plans..........................................................    28
     4.19.    Employee Matters................................................................    29
     4.20.    Insurance.......................................................................    30

     4.21.    No Brokers......................................................................    31
     4.22.    SEC Documents and Other Documents...............................................    31
     4.23.    Projects........................................................................    31
     4.24.    Qualifying Facility Status; Nature of Business..................................    32
     4.25.    Certain Regulatory Matters......................................................    32
     4.26.    Agreements with Regulatory Agencies.............................................    33
     4.27.    Taxes...........................................................................    33
5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................    36
     5.1.     Due Incorporation and Authority.................................................    36
     5.2.     Authority to Execute and Perform Agreement......................................    36
     5.3.     Purchase for Investment.........................................................    36
     5.4.     Plan Acknowledgment.............................................................    36
     5.5.     Financing.......................................................................    37
     5.6.     Certain Tax Matters.............................................................    37
     5.7.     SEC Documents and Other Documents...............................................    37
     5.8.     Insurance Matters...............................................................    37
     5.9.     No Material Adverse Change......................................................    38
     5.10.    Utility Regulatory Status.......................................................    38
     5.11.    Marine Services Affiliates......................................................    39
6.   COVENANTS AND AGREEMENTS.................................................................    39
     6.1.     Conduct of Business.............................................................    39
     6.2.     Corporate Examinations and Investigations.......................................    41
     6.3.     Publicity.......................................................................    42
     6.4.     Efforts and Actions to Cause Closing to Occur...................................    42
     6.5.     Governmental Approvals..........................................................    42
     6.6.     No Inconsistent Action..........................................................    43
     6.7.     Bankruptcy Covenants............................................................    43
     6.8.     ISRA............................................................................    44
     6.9.     Connecticut Property Transfer Act...............................................    44
     6.10.    Exclusivity.....................................................................    44
     6.11.    Tax Matters.....................................................................    46
     6.12.    Pro Forma Taxes.................................................................    46
     6.13.    D&O Insurance...................................................................    47

     6.14.    Financial Statements............................................................    47
     6.15.    Benefit Plans...................................................................    47
7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER......................................    47
     7.1.     Representations and Covenants...................................................    47
     7.2.     Required Consents and Required Governmental Approvals...........................    47
     7.3.     No Claims.......................................................................    48
     7.4.     Disclosure Statement Order......................................................    48
     7.5.     Liquidation Plan................................................................    48
     7.6.     Confirmation Orders.............................................................    48
     7.7.     Approval Orders.................................................................    48
     7.8.     Exit Financing..................................................................    48
     7.9.     International Reorganization and Arrangements...................................    48
     7.10.    Tax Sharing Agreement...........................................................    48
     7.11.    Cash Reserve....................................................................    49
     7.12.    ISRA............................................................................    49
     7.13.    Qualifying Facility Recertifications............................................    49
     7.14.    Tax Liability...................................................................    49
     7.15.    Opinion.........................................................................    49
     7.16.    Geothermal Sale.................................................................    49
     7.17.    Treatment of Certain Projects...................................................    49
8.   CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY........................................    49
     8.1.     Representations and Covenants...................................................    50
     8.2.     Required Consents and Required Governmental Approvals...........................    50
     8.3.     Confirmation Orders.............................................................    50
     8.4.     Exit Financing..................................................................    50
     8.5.     New Securities Issued...........................................................    50
     8.6.     Execution of Tax Sharing Agreement..............................................    50
     8.7.     Geothermal Sale.................................................................    50
     8.8.     Net Operating Loss Carryforwards................................................    51
9.   DESIGNATION OF EXECUTORY CONTRACTS.......................................................    51
10.  REPRESENTATIONS AND WARRANTIES OF COMPANY................................................    51
11.  TERMINATION OF AGREEMENT.................................................................    51
     11.1.    TERMINATION.....................................................................    51

     11.2.    Survival After Termination; Termination Fee.....................................    52
12.  MISCELLANEOUS............................................................................    54
     12.1.    Consent to Jurisdiction and Service of Process..................................    54
     12.2.    Notices.........................................................................    55
     12.3.    Entire Agreement................................................................    56
     12.4.    Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies......    56
     12.5.    Availability of Equitable Relief................................................    56
     12.6.    Governing Law...................................................................    56
     12.7.    Binding Effect; Assignment......................................................    56
     12.8.    Usage...........................................................................    56
     12.9.    Counterparts....................................................................    57
     12.10.   Exhibits, Appendices and Disclosure Schedules; Cross References.................    57
     12.11.   Headings........................................................................    57
     12.12.   Interpretation..................................................................    57
     12.13.   Severability of Provisions......................................................    57
     12.14.   Exclusivity of Representations..................................................    57
     12.15.   Company's Knowledge.............................................................    57
     12.16.   No Third Party Beneficiaries....................................................    58

EXHIBITS, APPENDICES AND DISCLOSURE SCHEDULES

Exhibit A:        Debtors

Exhibit B:        Form of Deposit Escrow Agreement

Exhibit C-1:      Form of First Lien L/C Credit Facility Credit Agreement

Exhibit C-2:      Form of Second Lien L/C Credit Facility Credit Agreement

Exhibit C-3:      Form of International Term Loan Credit Facility Credit Agreement

Exhibit C-4:      Form of International Revolver Credit Facility Credit Agreement

Exhibit C-5:      Form of Domestic Intercreditor Agreement

Exhibit C-6:      Form of International Intercreditor Agreement

Exhibit D:        Form of Senior Secured Notes Indenture

Exhibit E-1:      Plan

Exhibit E-2:      Liquidation Plan

Exhibit F:        Form of Tax Sharing Agreement

Exhibit G:        Terms of International Reorganization and Arrangements

Exhibit H:        Form of CPIH Management Services & Reimbursement Agreement

Appendix 1:       Net Operating Loss Carryforwards

Appendix 2:       Methodology for Pro Forma Tax

COMPANY DISCLOSURE SCHEDULE

Section 4.2(i)                      Subsidiaries
Section 4.2(ii)                     Investment Entities
Section 4.2(iii)                    Organizational Chart
Section 4.4(i)                      Outstanding Capital Stock
Section 4.4(ii)                     Outstanding Liens on Capital Stock
Section 4.5                         Options or Other Rights
Section 4.7                         Financial Statements
Section 4.8                         Material Adverse Change
Section 4.9                         Compliance with Laws
Section 4.10                        Required Governmental Approvals

Section 4.11(b)                     Required Consents
Section 4.11(c)                     Restrictions on Indebtedness
Section 4.12                        Environmental Matters
Section 4.13                        Claims and Proceedings
Section 4.14                        Material Contracts
Section 4.16                        Intellectual Property
Section 4.17(a)                     Real Property
Section 4.17(b)                     Real Property Agreement Defaults
Section 4.18                        Employee Benefits
Section 4.19                        Employee Matters
Section 4.20                        Insurance
Section 4.22                        SEC Documents and Other Documents
Section 4.23                        Projects
Section 4.24(a) Qualifying Small Power Production Facilities and Qualifying Cogeneration Facilities
Section 4.24(b)                     Non-Exempt Qualifying Facility Projects
Section 4.27                        Taxes
Section 6.1                         Conduct of Business
Section 6.11                        Tax Matters
Section 7.17                        Treatment of Certain Projects

PURCHASER DISCLOSURE SCHEDULE

Section 5.7(a)                      SEC Documents and Other Documents
Section 5.8(d)                      Insurance Laws

                  THIS INVESTMENT AND PURCHASE AGREEMENT (this "Agreement"), dated as of December 2, 2003, by and between DANIELSON HOLDING CORPORATION, a Delaware corporation ("Purchaser"), and COVANTA ENERGY CORPORATION, a Delaware corporation ("Company"), as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

                  WHEREAS, Company and certain of its Affiliates (as indicated on Exhibit A hereto) are debtors and debtors-in-possession (collectively, the "Debtors" and each, a "Debtor") in Chapter 11 case numbers 02-40826 through 02-40949, 02-16322 et al (the "Case") pending before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

                  WHEREAS, subject to the terms and conditions set forth herein, and pursuant to the Plan, Purchaser desires to purchase from Company, and Company desires to sell to Purchaser, for $30,000,000, all shares of common stock (the "New Common Stock") of Company as reorganized under the Plan (Company as so reorganized, "Reorganized Covanta"), representing 100% of the equity of Reorganized Covanta immediately following the Closing.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties of the parties hereto as set forth herein, intending to be legally bound hereby the parties hereby agree as follows:

         1. Defined Terms.

         Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned thereto in the Bankruptcy Code or in the Plan, as applicable. In addition, as used in this Agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Alternative Transaction" shall have the meaning set forth in Section 6.10(a).

         "Approval Order" means an Order of the Bankruptcy Court approving Sections 3.3, 6.10, 11.2(b) and 11.2(d) of this Agreement.

         "Assumptions" shall have the meaning set forth in Section 4.18.

         "Audited Financials" shall have the meaning set forth in Section
4.7(a).

         "Balance Sheet" shall have the meaning set forth in Section 4.7(a).

         "Balance Sheet Date" shall have the meaning set forth in Section
4.7(a).

         "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Case.

         "Bankruptcy Court" shall have the meaning set forth in the Recitals.

         "Bankruptcy-Related Requirements" shall have the meaning set forth in
Section 6.10(b).

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code, as applicable to the Case.

         "Benefit Plans" shall have the meaning set forth in Section 4.18.

         "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

         "Case" shall have the meaning set forth in the Recitals.

         "Cash Tax Reserve" shall have the meaning set forth in Section 6.12(b).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

         "Claims" means any actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations.

         "Closing" shall have the meaning set forth in Section 3.

         "Closing Cash Balance" means $40,000,000 plus the cumulative Operational Cash Flow Adjustment for the period from January 3, 2004 through the Closing Date.

         "Closing Date" shall have the meaning set forth in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the Preamble.

         "Company Disclosure Schedule" means the Company Disclosure Schedule attached hereto.

         "Company Failure" means a failure to consummate the closing of the Second Lien L/C Credit Facility Credit Agreement or the International Revolver Credit Facility Credit Agreement as a result of (a) Company or any of its Affiliates failing to fulfill a condition precedent to such consummation that is solely within the control of Company or its Affiliates, (b) Company or any of its Affiliates failing to execute and deliver either of such Credit Agreements or any of the instruments contemplated by such Credit Agreements to be delivered by Company or any of its Affiliates or (c) any other reason within the sole control of Company or any of its Affiliates.

         "Confidentiality Agreement" shall have the meaning set forth in
Section 6.2.

         "Confirmation Date" means the date that the Confirmation Orders are entered by the Bankruptcy Court.

         "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code on confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

         "Confirmation Orders" shall have the meaning set forth in Section 7.6.

         "Consideration" shall have the meaning set forth in Section 3.1.

         "Contemplated Transactions" means the transactions contemplated hereby, including without limitation, the transactions contemplated under the Plan.

         "Contingent Obligations" shall have the meaning set forth in the DIP Agreement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof and any non-registered copyrights.

         "CPIH" means Covanta Power International Holdings, Inc.

         "CPIH Management Services & Reimbursement Agreement" means the Management Services & Reimbursement Agreement to be entered into by Reorganized Covanta, the other Company Entities party thereto and CPIH on the Closing Date, substantially in the form attached as Exhibit H hereto.

         "Covanta Tax Affiliate" shall mean any entity in respect of which Covanta or any Subsidiary is or has been or will be liable for Taxes.

         "Credit Agreements" means, collectively, the First Lien L/C Credit Facility Credit Agreement, the Second Lien L/C Credit Facility Credit Agreement, the International Term Loan Credit Facility Credit Agreement and the International Revolver Credit Facility Credit Agreement.

         "CTA" shall have the meaning set forth in Section 6.9.

         "Debtor" and "Debtors" shall have the meanings set forth in the Recitals.

         "Definitive Documents" means the following agreements and documents: this Agreement, the CPIH Management Services & Reimbursement Agreement, the Disclosure Statement, the Domestic Intercreditor Agreement, the First Lien L/C Credit Facility Credit Agreement, the International Intercreditor Agreement, the International Revolver Credit Facility Credit Agreement, the International Term Loan Credit Facility Credit Agreement, the Plan, the

Liquidation Plan, the Second Lien L/C Credit Facility Credit Agreement, the Senior Secured Notes Indenture, the Tax Note, the Tax Sharing Agreement and the Unsecured Notes Indenture.

         "Deposit" shall have the meaning set forth in Section 2.2.

         "Deposit Escrow Agreement" shall have the meaning set forth in Section 2.2.

         "Disclosure Schedules" means the Company Disclosure Schedule and the Purchaser Disclosure Schedule.

         "Disclosure Statement" means the disclosure statement, including all exhibits, appendices and attachments thereto (each in form and substance reasonably acceptable to Purchaser), filed in connection with the Plan approved by Order of the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code, as amended or supplemented.

         "Disclosure Statement Order" shall have the meaning set forth in
Section 7.4.

         "DIP Agreement" means the Debtor-In-Possession Credit Agreement, dated as of April 1, 2002, among Company and each of its subsidiaries party thereto, the financial institutions listed therein as lenders, Bank of America, N.A., as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent, as amended, supplemented or otherwise modified through the date hereof.

         "Distributable Cash" shall have the meaning set forth in the Plan.

         "Domestic Intercreditor Agreement" means the Intercreditor Agreement to be entered into by Reorganized Covanta, each of its Subsidiaries party thereto and each of the financial institutions listed therein as lenders, agents and/or trustees on the Closing Date, substantially in the form attached as Exhibit C-5 hereto.

         "Domestic Power Project" means a Project located in the United States which generates electricity for sale.

         "Domestic Project" shall have the meaning set forth in Section 4.23.

         "D&O Insurance" means tail coverage for a period of three to six years under Company's existing or other directors and officers insurance policy covering Company's and its subsidiaries' current directors and officers.

         "D&O Insurance Cost" means the cost of the D&O Insurance.

         "Effective Date" means the date of effectiveness of the Plan specified in Section 10.2 of the Plan (subject to the terms and conditions of this Agreement), unless otherwise waived as provided in Section 10.3 of the Plan (subject to the terms and conditions of this Agreement), or such other date fixed by Company and Purchaser upon notice to the Bankruptcy Court.

         "Employee" means any former or current employee of Company or any of its subsidiaries.

         "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law or (b) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Approvals, or any other requirements of any Governmental Authority relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company, any of the Subsidiaries or any Facility.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         "ERISA Event" means (a) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation) that would reasonably be expected to result in a Material Adverse Effect on Company; (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the imposition of a Lien on the property of Company or any of its Subsidiaries pursuant to Section 412(n) of the Internal Revenue Code, except any such failure or imposition attributable to an error made in good faith which results in the imposition of liability or a Lien on Company and its Subsidiaries and their respective ERISA Affiliates of an immaterial amount, so long as such error, failure and imposition are promptly corrected after discovery of such error by Company or any of its Subsidiaries, or the failure to make by its due date a required installment of a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution of a material amount to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material current liability of Company or any of its Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that would reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of material current liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA where such reorganization, insolvency or termination would reasonably be expected to result in a Material Adverse Effect on Company;
(g) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected that Company or any of its Subsidiaries will incur material liability therefor (in excess of the contribution that would otherwise have been due absent such withdrawal), or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the assertion of a material claim (other than routine claims for benefits) against any Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Benefit Plan, if such assertion or the liability with respect thereto would reasonably be expected to result in a Material Adverse Effect on Company; (i) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, in either case if such failure would reasonably be expected to result in a Material Adverse Effect on Company; or (j) the imposition of a Lien on the property of Company or any of its Subsidiaries pursuant to Section 401(a)(29) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Escrow Agent" shall have the meaning set forth in Section 2.2.

         "EWG" means an exempt wholesale generator within the meaning of 15 U.S.C. Section 79z-5a of PUHCA.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exclusivity Provisions" shall have the meaning set forth in Section 6.10(a).

         "Exit Costs" shall have the meaning set forth in the Plan.

         "Exit Financing" means (a) the credit facilities for post-Effective Date operations, substantially on the terms set forth in the Credit Agreements and (b) the Senior Secured Notes issuance, substantially on the terms set forth in the Senior Secured Notes Indenture.

         "Expense Reimbursement" means the payments by Company to Purchaser and Laminar, in accordance with the provisions of Section 3.3 and Section 11.2(d) hereof, on account of Purchaser's and Laminar's actual, documented out-of-pocket costs, fees and expenses (including, without limitation, the fees and expenses of consultants, financial advisors, accountants and counsel and the costs, fees and expenses relating to Purchaser's and Laminar's due diligence) incurred in connection with the negotiation and documentation of this Agreement, the other Definitive Documents, the consummation of the Contemplated Transactions, any of the costs, fees and expenses associated with the financing sources of Purchaser (other than any arrangement, transaction, commitment or other fees under the Second Lien L/C Credit Facility Credit Agreement and the International Revolver Credit Facility Credit Agreement) and any and all related matters.

         "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of the Subsidiaries or any of their respective predecessors.

         "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

         "FIFRA" means the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

         "Final Deposit" shall have the meaning set forth in Section 2.2.

         "Final Order" means an Order of the Bankruptcy Court that has not been reversed, stayed or modified and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review, or rehearing has been waived, or, if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Bankruptcy Court that has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal or seek further reargument, review or rehearing has expired.

         "First Lien Failure" means the failure of any of the following to be true at the Closing: (a) each of the First Lien L/C Credit Facility Credit Agreement and the International Term Loan Credit Facility Credit Agreement shall be executed and delivered by the parties thereto and in effect, and (b) all conditions precedent to consummation of the closings under such Credit Agreements shall have been satisfied or waived, other than the closing of the Second Lien L/C Credit Facility Credit Agreement, the International Revolver Credit Facility Credit Agreement or the delivery of the Tax Sharing Agreement by Purchaser.

         "First Lien L/C Credit Facility Credit Agreement" means the Credit Agreement to be entered into by Reorganized Covanta, each of its Subsidiaries party thereto as borrowers, the financial institutions listed therein as lenders, Deutsche Bank AG, New York Branch, as

Documentation Agent, and Bank of America, N.A., as Administrative Agent, on the Closing Date, substantially in the form attached as Exhibit C-1 hereto.

         "Foreign Utility Company" means a foreign utility company within the meaning of 15 U.S.C. Section 79z-5b(a)(3).

         "FPA" means the Federal Power Act, as amended.

         "FUCO" shall have the meaning set forth in Section 4.24(c).

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "Geothermal Sale" shall have the meaning set forth in the Plan.

         "Governmental Approval" means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, Order of, by or with, (b) any required notice to, (c) any declaration of or with or (d) any registration by or with any Governmental Authority.

         "Governmental Authority" means any foreign, United States federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body.

         "Governmental Rule" means any statute, law, regulation, ordinance, rule, Order, Governmental Approval, concession, grant, franchise, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, now in effect.

         "Hazardous Materials" means (a) any chemical, material or substance at any time defined as or included in the definition of (i) "hazardous wastes" or "mixed wastes" as defined in RCRA or in any other Environmental Law; (ii) "hazardous substances", "pollutants" or "contaminants" as defined in CERCLA or in any other Environmental Law; (iii) "chemical substances" or "mixtures" as defined in TSCA or any other substance which is tested pursuant to TSCA or any other Environmental Law, or the manufacture, processing, distribution, use or disposal of which is regulated or prohibited pursuant to TSCA or any other Environmental Law, including without limitation polychlorinated biphenyls and electrical equipment which contains any oil or dielectric fluid containing regulated concentrations of polychlorinated biphenyls; (iv) "insecticides", "fungicides", "pesticides" or "rodenticides" as defined in FIFRA or any other Environmental Law; or (v) "infectious waste" or "biohazardous waste" as defined in any Environmental Law; (b) asbestos or any asbestos-containing materials; (c) urea formaldehyde foam insulation; (d) any oil, petroleum, petroleum fraction or petroleum derived substance; (e) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (f) any flammable substances or explosives;
(g) any radioactive materials; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Heber Reorganization Plan" shall have the meaning set forth in the Plan.

         "Indebtedness" shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument; (c) all obligations under financing leases; (d) all obligations in respect of acceptances issued or created; (e) all liabilities secured by any lien on any property; and (f) all guarantee obligations.

         "Intellectual Property" means all Patents, Trademarks, Copyrights, Software and Trade Secrets used in or necessary for the conduct of the business of Company and the Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and the Subsidiaries, taken as a whole.

         "Initial Deposit" shall have the meaning set forth in Section 2.2.

         "Insurance Regulator" means any Governmental Authority that regulates the insurance operations and business of an Insurer or an insurance holding company.

         "Insurer" means each of the insurance subsidiaries or Affiliates of Purchaser engaged in the business of insurance.

         "Interim Financials" shall have the meaning set forth in Section
4.7(a).

         "International Intercreditor Agreement" means the Intercreditor Agreement to be entered into by Reorganized Covanta, each of its Subsidiaries party thereto as borrowers and the financial institutions listed therein as lenders, agents and/or trustees on the Closing Date, substantially in the form attached as Exhibit C-6 hereto.

         "International Project" shall have the meaning set forth in Section
4.23.

         "International Power Project" means a Project located outside of the United States which generates electricity for sale.

         "International Revolver Credit Facility Credit Agreement" means the Credit Agreement to be entered into by reorganized CPIH, each of its subsidiaries party thereto as borrowers and the financial institutions listed therein or other financial institutions of sound reputation as lenders and/or agents on the Closing Date, substantially in the form attached as Exhibit C-4 hereto.

         "International Term Loan Credit Facility Credit Agreement" means the Credit Agreement to be entered into by reorganized CPIH, each of its subsidiaries party thereto as borrowers, the financial institutions listed therein as lenders, Deutsche Bank AG, New York Branch, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, on the Closing Date, substantially in the form attached as Exhibit C-3 hereto.

         "Investment Entity" shall mean any corporation or other organization, whether incorporated or unincorporated, of which on the Effective Date and after giving effect to the Contemplated Transactions, Reorganized Covanta shall own any equity interest, directly or indirectly, which is not a direct or indirect Subsidiary, including but not limited to any foreign Investment Entity.

         "Investment Motion" shall have the meaning set forth in Section 6.7(c).

         "Investors" means SZ Investments, L.L.C., Laminar and Third Avenue Trust, on behalf of the Third Avenue Value Fund Series.

         "IRS"means the Internal Revenue Service.

         "ISRA"shall have the meaning set forth in Section 6.8.

         "Laminar" means D. E. Shaw Laminar Portfolios, L.L.C.

         "Legal Proceeding" means any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         "Liabilities" shall have the meaning set forth in Section 4.7(a).

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

         "Liquidation Plan" means the Amended Joint Plan of Liquidation in the form attached as Exhibit E-2 hereto.

         "Marine Services Affiliate" means each of the Affiliates of Purchaser engaged in integrated marine transportation services or the vessel leasing business.

         "Material Adverse Effect on Company" means, in each case after giving effect to the provisions of the Plan, (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Reorganized Covanta and the Subsidiaries, considered as a whole, or (b) the effect of preventing or materially interfering with Company's or Reorganized Covanta's ability to consummate the Contemplated Transactions; provided that no effect resulting, individually or in the aggregate, from macro-economic events or general market-related changes shall be a Material Adverse Effect on Company unless Company is affected by such events or changes in a manner that is substantially disproportionate when compared to competitor or peer businesses.

         "Material Adverse Effect on Purchaser" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Purchaser and its subsidiaries, considered as a whole, or (b) the effect of preventing or materially interfering with Purchaser's ability to consummate the Contemplated Transactions; provided that no effect resulting, individually or in the aggregate, from macro-economic events or general market-related changes shall be a Material Adverse Effect on Purchaser unless Purchaser is affected by such events or changes in a manner that is substantially disproportionate when compared to competitor or peer businesses.

         "Material Contract" means (a) the principal lease agreement, if any, the principal service agreement, if any, and the principal operating agreement, if any, with respect to each Project that will be part of Reorganized Covanta to which Reorganized Covanta or any of the Subsidiaries will be a party on or after the Effective Date (after giving effect to the provisions of the Plan), and (b) any other material contract or other material arrangement with respect to each Project that will be part of Reorganized Covanta to which Reorganized Covanta or any Subsidiary will be a party on or after the Effective Date (after giving effect to the provisions of the Plan).

         "Monthly Management Reports" shall have the meaning set forth in
Section 6.14(a).

         "Multiemployer Plan" means any Company Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "New Common Stock" shall have the meaning set forth in the Recitals.

         "NJDEP"shall have the meaning set forth in Section 6.8.

         "Non-Exempt Qualifying Facility Project" shall have the meaning set forth in Section 4.24(b).

         "Operational Cash Flow Adjustment" means, for each completed calendar week from January 3, 2004 through the Closing Date, the difference between (A) operational cash flow for that week pertaining solely to the domestic operational cash flow of businesses of the Company and its subsidiaries (other than CPIH and its subsidiaries and the subsidiaries included in the Geothermal Sale (the "Geothermal Operations")) and (B) $500,000, with excess operational cash flows being reflected as a positive number and operational cash flow shortfalls being reflected as a negative number; provided that, all overhead expenditures of the Geothermal Operations shall be included in the determination of domestic operational cash flow. For the avoidance of doubt, international overhead incurred by the domestic operations, reorganization costs and other non-operational expenses shall not be included in domestic operational cash flow.

         "Order" means an order, judgment, injunction, award, decree or writ.

         "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Benefit Plan, other than a Multiemployer Plan, which is subject to section 412 of the Internal Revenue Code or section 302 of ERISA.

         "Performance Guarantees" shall have the meaning set forth in the DIP Agreement.

         "Permitted Liens" means "Permitted Encumbrances" as defined in the DIP Agreement.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

         "Petition Date" means each of April 1, 2002 and June 6, 2003.

         "Plan" means the Second Joint Plan of Reorganization (in form and substance reasonably acceptable to Purchaser) for Company and certain of the Debtors, and all exhibits and supplements thereto (each in form and substance reasonably acceptable to Purchaser), as amended, modified or supplemented by Company in accordance with the Bankruptcy Code, the Bankruptcy Rules and the terms of this Agreement (all such amendments, modifications or supplements in form and substance reasonably acceptable to Purchaser), pursuant to which the Contemplated Transactions will be authorized and approved in accordance with the terms of this Agreement, substantially in the form attached hereto as Exhibit E-1.

         "Pro Forma Income Tax Calculations" shall have the meaning set forth in Section 6.12(a).

         "Proceedings" shall have the meaning set forth in Section 4.13.

         "Project" means each Domestic Project and International Project.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchased Shares" shall have the meaning set forth in Section 3.1.

         "Purchaser" shall have the meaning set forth in the Preamble.

         "Purchaser Disclosure Schedule" means the Purchaser Disclosure Schedule attached hereto.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "Qualifying Cogeneration Facility" means a cogeneration facility that satisfies the requirements of a "qualifying facility" set forth in 18 C.F.R.
Section 292.203(b), as amended from time to time.

         "Qualifying Small Power Production Facility" means a small power production facility that satisfies the requirements of a "qualifying facility" set forth in 18 C.F.R. Section 292.203(a), as amended from time to time.

         "Qualifying Facility" means either a Qualifying Small Power Production Facility or a Qualifying Cogeneration Facility.

         "Qualifying Facility Self Recertification" shall have the meaning set forth in Section 7.13.

         "RCRA" means the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

         "Real Property" means all real property that is owned, leased or used by Company, any Subsidiary or that is reflected as an asset of Company or any Subsidiary on the Balance Sheet.

         "Regulatory Agreement" shall have the meaning set forth in Section
4.26.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating of Hazardous Materials into the indoor or outdoor environment (including the abandonment, discarding or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "Reorganized Covanta" shall have the meaning set forth in the Recitals.

         "Required Consent" means a consent required so that the execution, delivery or performance by Company of this Agreement, the consummation of the Contemplated Transactions and the assumption or continued enforcement thereof by Reorganized Covanta or any Subsidiary will not (a) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, a Material Contract or
(b) result in the creation of any Lien, other than a Permitted Lien, on any property or asset of Company, Reorganized Covanta or any Subsidiary, with an individual value in excess of $1,000,000 or an aggregate value in excess of $5,000,000.

         "Required Governmental Approvals" shall have the meaning set forth in
Section 4.10(a).

         "Restated Bylaws" means the bylaws of Reorganized Covanta, as amended and restated in connection with the Plan.

         "Restated Certificate of Incorporation" means the certificate of incorporation of Reorganized Covanta, as amended and restated in connection with the Plan.

         "Retained Cash" means, if Additional Distributable Cash (as defined in the Plan) is equal to $7.2 million, an amount of cash equal to twenty-five percent (25%) of Post-Closing Cash (as defined in the Plan) in excess of the total of Distributable Cash (as defined in the Plan) plus Additional Distributable Cash.

         "SEC" means the Securities and Exchange Commission or successor agency thereto.

         "SEC Documents" shall have the meaning set forth in Section 4.22.

         "Second Lien L/C Credit Facility Credit Agreement" means the Credit Agreement to be entered into by Reorganized Covanta, each of its Subsidiaries party thereto as borrowers and the financial institutions listed therein as lenders and/or agents on the Closing Date, substantially in the form attached as Exhibit C-2 hereto; provided that there shall be an Issuing Lender (as defined therein) capable of issuing the $50 million letter of credit required by Company's Montgomery Project, that has a credit rating of at least Aa from Moody's or AA from Standard & Poor's, provided further that the Commitment Letter and related term sheet of Bank One, NA dated December 2, 2003, shall not be considered in determining whether conditions or covenants hereunder referencing the Second Lien L/C Credit Facility Credit Agreement are fulfilled or performed.

          "Senior Secured Notes" means, collectively, the notes to be issued on the Effective Date by Reorganized Covanta pursuant to the Senior Secured Notes Indenture in the face amount of $230 million and an initial accreted amount of $205 million.

         "Senior Secured Notes Indenture" means the Indenture to be entered into by Reorganized Covanta and each of its Subsidiaries party thereto and the trustee named therein, substantially in the form attached as Exhibit D hereto.

         "Software" means any computer software programs, source code, object code, data and documentation (other than commercially available "shrink wrap" software).

         "Subsidiary" means, any corporation or other organization, whether incorporated or unincorporated, of which, as of the Effective Date and after giving effect to the Contemplated Transactions, (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization will be held directly or indirectly, owned or controlled by Reorganized Covanta or (b) Reorganized Covanta or any Subsidiary will be a general partner or managing member, including but not limited to any foreign Subsidiaries.

         "Superior Proposal" shall have the meaning set forth in Section
6.10(b).

         "Tangible Property" shall have the meaning set forth in Section 4.15.

         "Tax Note" means the note(s) to be issued on the Effective Date by Reorganized Covanta in respect of certain tax claims pursuant to Section 2.4 of the Plan, which shall be in form and substance reasonably acceptable to Purchaser and Company.

         "Tax Sharing Agreement" means that certain Tax Sharing Agreement to be entered into among Purchaser, Company and CPIH on the Closing Date, substantially in the form attached as Exhibit F hereto.

         "Taxes" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income Taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, environmental, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation, and other obligations of the same or of a similar nature, whether arising before, on or after the Closing Date.

         "Termination Fee" shall have the meaning set forth in the Section 11.2(b).

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

         "TSCA" means the Toxic Substances Control Act of 1976, as amended (15 U.S.C. Section 2601 et seq.), or any successor statute, and all implementing regulations promulgated thereunder.

         "Unpaid Pro Forma Tax Liability" shall have the meaning set forth in
Section 6.12(b).

         "Unsecured Notes" means the notes to be issued on or after the Effective Date pursuant to the Unsecured Notes Indenture by Reorganized Covanta in the amount of the Allowed Class 4 Claims (as defined in the Plan) plus $4 million.

         "Unsecured Notes Indenture" means the Indenture to be entered into by Reorganized Covanta and the trustee named therein on the Closing Date in accordance with the Plan, which shall be in form and substance reasonably acceptable to Purchaser and Company.

         2. Actions Upon Signing; Deposit.

                  2.1. Approval Order. Promptly following the execution and delivery of this Agreement, and in accordance with the provisions of Section 6.7, Company shall use commercially reasonable efforts to obtain the Approval Order.

                  2.2. Payment of Deposit. Concurrent with the execution and delivery of this Agreement, Purchaser shall pay or cause to be paid by wire transfer of immediately available funds, $15,000,000 (the "Initial Deposit"), to a bank selected by Company and reasonably acceptable to Purchaser (the "Escrow Agent") to be held pursuant to an escrow agreement substantially in the form of Exhibit B hereto (the "Deposit Escrow Agreement"). Within two (2) Business Days following the entry of the Approval Order, Purchaser shall pay or cause to be paid by wire transfer of immediately available funds, $15,000,000 (the "Final Deposit" and, together with the Initial Deposit, the "Deposit"), to the Escrow Agent to be held pursuant to the Deposit Escrow Agreement. Upon receipt of each of the Initial Deposit and the Final Deposit, the Escrow Agent shall immediately deposit such Deposit into an interest-bearing account. The Escrow Agent shall hold the Deposit until the earlier of (a) the Closing Date, at which time the Deposit shall be applied to the payment of the Consideration in accordance with Section 3.2 and (b) the termination of this Agreement, at which time the Deposit shall be applied in accordance with Section 11.2(c). The Escrow Agent's escrow fees and charges shall be paid one-half by Company and one-half by Purchaser. Purchaser and Company agree to provide written instructions to the Escrow Agent providing for the release of the Deposit in accordance with the terms of this Section 2.2.

         3. Closing; Closing Date; Expense Reimbursement. The closing of the issuance and purchase of the Purchased Shares contemplated hereby (the "Closing") shall take place, on the terms and subject to the conditions set forth herein, at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 (or such other place as Purchaser and Company may agree), at 9:30 a.m., New York City time, on the Effective Date, provided that all of the conditions to the Closing set forth in Sections 7 and 8 shall have been satisfied or waived by the party entitled to waive the same. The time and date upon which the Closing occurs is herein called the "Closing Date."

                  3.1. Issuance and Purchase of New Common Stock. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, Reorganized Covanta shall issue, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Reorganized Covanta, all the shares of New Common Stock (the "Purchased Shares"), representing 100% of the equity of Reorganized Covanta immediately following the Closing, for an aggregate purchase price of $30,000,000 (the "Consideration"), free and clear of any and all Liens.

                  3.2. Funding. At the Closing, the Escrow Agent shall release the Deposit to Company in accordance with the written instructions of Purchaser and Company pursuant to Section 2.2, and Company shall apply the Deposit to the Consideration. At the Closing, the Escrow Agent shall release the interest earned on the Deposit to Purchaser.

                  3.3. Payment of Expense Reimbursement. (a) As soon as commercially practicable (but in no event later than two (2) Business Days following the entry of the Approval Order), Company shall pay or cause to be paid to Purchaser up to a maximum of $3,000,000 of actual, documented costs, fees and expenses incurred by Purchaser and covered by the Approval Order, by wire transfer of immediately available funds to an account designated in writing by Purchaser.

                           (b)      From and after the entry of the Approval
Order, Laminar may send periodic invoices to Company for out-of-pocket fees and expenses incurred by Laminar that are covered by the Approval Order, and Company shall promptly reimburse Laminar (by payment in such manner as Laminar may reasonably direct) for such expenses, up to a maximum of $350,000. The $350,000 of Laminar Expense Reimbursement shall be incremental to any expense reimbursements to which Laminar may otherwise be contractually or otherwise entitled pursuant to an order of the Bankruptcy Court, except that Laminar shall not be entitled to any duplicative recovery of fees and expenses. Laminar shall be a third party beneficiary of this Section
3.3 with the full right to enforce it.

                           (c)      At Closing (or termination of this
Agreement, if applicable, and so long as Company shall not have terminated, or shall not have the right to terminate, this Agreement pursuant to (i) Section 11.1(b) (solely in connection with a failure of the condition set forth in Section 8.1(a) or 8.4 (if such failure is not the result of a Company Failure and there has not been a First Lien Failure) or (ii) Section 11.1(d)), Company shall pay or cause to be paid to Purchaser by wire transfer of immediately available funds to an account designated in writing by Purchaser an amount equal to the actual, documented costs, fees and expenses incurred by Purchaser and covered by the Approval Order outstanding on the Closing Date or the date of such termination, in each case as set forth in an invoice from Purchaser, such amount not to exceed $1 million (in addition to any other amounts payable pursuant to this Agreement).

                  3.4. Company Deliverables. (a) At the Closing, upon delivery of the Consideration, Company agrees to deliver to Purchaser and/or its designees and assigns stock certificates representing the Purchased Shares, each such certificate to be duly and validly endorsed in favor of Purchaser and/or its designees and assigns sufficient to vest in Purchaser and/or its designees and assigns good and valid title to such Purchased Shares, free and clear of any and all Liens.

                           (b)      At the Closing, Company agrees to, and
agrees to cause the Subsidiaries to, deliver to Purchaser (i) the certificate referred to in Section 7.1(c), (ii) evidence of the Required Consents and Required Governmental Approvals referred to in Section 7.2, (iii) the Qualifying Facility Self Recertifications referred to in Section 7.13, (iv) all other previously undelivered documents required to be delivered by Company (including Reorganized Covanta) or any Subsidiary to Purchaser at or prior to the Closing pursuant to the terms hereof, (v) executed copies of the forms referred to in
Section 7.17 and (vi) any and all other documents reasonably requested by Purchaser.

                  3.5. Purchaser Deliverables. (a) At the Closing, upon delivery of the Purchased Shares, Purchaser agrees to pay, or cause to be paid pursuant to Section 3.2 of this Agreement, the Consideration to Company.

                           (b)      At the Closing, Purchaser agrees to (i)
deliver to Company the certificate referred to in Section 8.1(c), (ii) (A) subject only to the conditions to Purchaser's obligations set forth in Section 7 of this Agreement, arrange for execution and delivery of (x) the Second Lien L/C Credit Facility Credit Agreement and the International Revolver Credit Facility Credit Agreement by the lenders and/or agents thereunder and (y) the Tax Sharing Agreement by Purchaser and (B) if there has been no Company Failure and there has not been a First Lien Failure, cause the Second Lien L/C Credit Facility Credit Agreement and the International Revolver Credit Facility Credit Agreement to be available at the Closing for issuance of letters of credit and loans, (iii) deliver to Company all other previously undelivered documents required to be delivered by Purchaser to Company at or prior to the Closing pursuant to the terms hereof and (iv) deliver to Company any and all other documents reasonably requested by Company.

         4. Representations and Warranties of Company. In the event of any inconsistency between statements in the body of this Agreement and statements in the Company Disclosure Schedule (excluding exceptions expressly set forth in the Company Disclosure Schedule), the statements in the body of this Agreement shall control. Matters disclosed in one section of the Company Disclosure Schedule shall be deemed disclosed for purposes of other representations and warranties (including, without limitation, the representations and warranties set forth in Section 4.8) of Company (and Reorganized Covanta) to the extent the applicability of such disclosure to such other representations and warranties is reasonably apparent. Company (including Reorganized Covanta) hereby represents and warrants, on behalf of itself and its Subsidiaries as follows:

                  4.1. Due Incorporation and Authority. Company is on the date hereof, and Reorganized Covanta will be on the Effective Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has on the date hereof, and Reorganized Covanta will have on the Effective Date, all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted by Company.

                  4.2. Subsidiaries and Investment Entities. Section 4.2(i) of the Company Disclosure Schedule is a true and complete list of all Subsidiaries and Section 4.2(ii) of the Company Disclosure Schedule is a true and complete list of all Investment Entities (noting, (a) the jurisdiction of organization of each such Subsidiary and Investment Entity, (b) all domestic and foreign jurisdictions in which Reorganized Covanta, such Subsidiaries and, to the knowledge of Company, such Investment Entities are qualified to transact business, (c) the ownership interest therein of Reorganized Covanta, each Subsidiary and each Investment Entity, in each case as of the Effective Date and after giving effect to the Contemplated Transactions, (d) if not to be wholly-owned by Reorganized Covanta or the Subsidiaries, to the knowledge of Company, the identity and ownership interest of each of the other owners of such Subsidiary and each Investment Entity, and (e) the federal tax status of Reorganized Covanta, each Subsidiary and, to the knowledge of Company, each Investment Entity as a corporation, partnership or disregarded entity). Section 4.2(iii) of the Company Disclosure Schedule contains a complete and accurate organizational chart, as of the Effective Date and after giving effect to the Contemplated Transactions, of Reorganized Covanta, the Subsidiaries and the Investment Entities. Each of the Subsidiaries and, to the knowledge of Company, each of the Investment Entities is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or equivalent power and authority to own, lease and operate its properties and carry on its business as currently conducted, except where failure to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Company.

                  4.3. Foreign Qualification. Company and each of the Subsidiaries is, Reorganized Covanta will be and, to the knowledge of Company, each of the Investment Entities is, duly qualified or otherwise authorized as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by Governmental Rule, except where failure to be so qualified, authorized or in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Company.

                  4.4. Outstanding Capital Stock. The authorized and issued shares of capital stock or other ownership interests of Reorganized Covanta and each Subsidiary and, to the knowledge of Company, each Investment Entity are set forth in Section 4.4(i) of the Company Disclosure Schedule. Except as set forth in Section 4.4(ii) of the Company Disclosure Schedule, as of the Effective Date and after giving effect to the Contemplated Transactions, Reorganized Covanta's or any of the Subsidiaries' equity interest in any Subsidiary or, to the knowledge of Company, any Investment Entity will be owned by Reorganized Covanta or such Subsidiary free and clear of any Liens, other than Liens under the Exit Financing and Liens set forth in Section 4.4(ii) of the Company Disclosure Schedule. At the Closing, after giving effect to the Contemplated Transactions, all of the outstanding shares of capital stock of Reorganized Covanta and the Subsidiaries will be, and Reorganized Covanta's or any of the Subsidiaries' equity interests in any Investment Entity will be, duly authorized and validly issued, fully paid and nonassessable. Except as set forth in Section 4.4(i) of the Company Disclosure Schedule, at the Closing, no other shares of capital stock or other ownership interests of Reorganized Covanta or any of the Subsidiaries will be authorized or outstanding. On the Closing Date, Reorganized Covanta will have full power and authority to issue and deliver free and clear of any Lien, the Purchased Shares, and, upon delivery of and payment for the Purchased Shares at the Closing as herein provided, Reorganized Covanta will convey to Purchaser good and valid title thereto, free and clear of any Liens.

                  4.5.     Options or Other Rights. Except as set forth in
Section 4.5 of the Company Disclosure Schedule, as of the Effective Date and after giving effect to the provisions of the Plan, there will be no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise receive from Reorganized Covanta or any Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other ownership interest of Reorganized Covanta or any Subsidiary, and there will be no outstanding security of any kind of Reorganized Covanta or any Subsidiary convertible into any such capital stock or other ownership interest.

                  4.6. Authority Relative to this Agreement. Except for any required approvals of the Bankruptcy Court, Company has all necessary corporate power and authority to execute and deliver this Agreement and, upon receipt of any required approval of the Bankruptcy Court, to perform its obligations hereunder. The execution and delivery of this Agreement by Company, the performance by Company (including Reorganized Covanta) of its obligations hereunder and the consummation by Company (including Reorganized Covanta) of the Contemplated Transactions have been duly authorized by all requisite corporate action on the part of Company. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery hereof by Purchaser and upon receipt of any required approval of the Bankruptcy Court) will constitute the legal, valid and binding obligation of Company (including Reorganized Covanta) enforceable against Company (including Reorganized Covanta) in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.7. Financial Statements. (a) The consolidated balance sheets of Company as of December 31, 2000, 2001 and 2002 and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, including the notes thereto, audited by Deloitte & Touche LLP, independent certified public accountants, which have been delivered to Purchaser, set forth the consolidated financial position of Company and its consolidated subsidiaries as at such dates and the consolidated results of operations of Company and such subsidiaries for such periods, in each case in accordance with GAAP consistently applied for the periods covered thereby. The foregoing consolidated financial statements of Company as of December 31, 2000, 2001 and 2002 and for the years then ended are sometimes herein called the "Audited Financials." The unaudited consolidated balance sheet of Company as of September 30, 2003, and the related consolidated statements of income, shareholders' equity and changes in financial position for the quarter than ended, including the notes thereto, which have been delivered to Purchaser, set forth the consolidated financial position of Company and its consolidated subsidiaries as at such dates and the consolidated results of operations of Company and such subsidiaries for the quarter ended September 30, 2003, in each case in accordance with GAAP applied on a basis consistent with that of the Audited Financials (subject to normal year-end adjustments consistent with past practice). The foregoing unaudited consolidated financial statements of Company and its consolidated subsidiaries as of and for the quarter ended September 30, 2003 are sometimes herein called the "Interim Financials," the consolidated balance sheet included in the Interim Financials is sometimes herein called the "Balance Sheet", and September 30, 2003 is sometimes herein called the "Balance Sheet Date." Each of the financial statements referenced above have been prepared from, are in accordance with and accurately reflect the books and records of Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements (including GAAP and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Company and its consolidated subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate, consistent with past practice and in accordance with GAAP). Except as reflected in the Interim Financials or as set forth in Section 4.7 of the Company Disclosure Schedule, neither Company nor any consolidated subsidiary has any direct or indirect indebtedness, liability, Claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities") except for (i) Liabilities that will be fully discharged in the Case at the Effective Date, (ii) Liabilities that have arisen since the Balance Sheet Date in the ordinary course of business of Company and its consolidated subsidiaries,
(iii) Contingent Obligations and Performance Guarantees that are permitted under the DIP Agreement and (iv) unclaimed contingent liabilities that exist under the primary operating agreements with respect to Projects or insurance policies of Company.

                           (b)      The Monthly Management Reports which are to
be delivered to Purchaser pursuant to Section 6.14(a), will (i) be prepared in good faith from and consistent with the books and records of Company and its subsidiaries and (ii) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Company and its consolidated subsidiaries as of the times and for the periods referred to therein (subject to normally recurring year end adjustments which are not material either individually or in the aggregate, consistent with past practice).

                           (c)      All accounts receivable of Company and each
Subsidiary, whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business and are valid and collectible net of any reserves shown on the Balance Sheet.

                  4.8. No Material Adverse Change. (a) Except as set forth in Section 4.8 of the Company Disclosure Schedule, as disclosed in Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 or as disclosed in materials filed with the Bankruptcy Court, since December 31, 2002, there has been no change, event or occurrence which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect on Company, and none of Company or any of the Subsidiaries knows of any such change, event or occurrence which is threatened, nor has there been any damage, destruction or loss which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect on Company, whether or not covered by insurance.

                           (b)      Except as set forth in Section 4.8 of the
Company Disclosure Schedule, as disclosed in Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as disclosed in materials filed with the Bankruptcy Court or as specifically contemplated herein or in the Plan,
(x) since December 31, 2002, Company and each Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice, and (y) neither Company nor any Subsidiary has:

                                    (i) paid, discharged or satisfied any Claim,
         liability or obligation (whether absolute, accrued, contingent or otherwise) with a value in excess of $1,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Claims, liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                                    (ii) permitted or allowed any of its
         property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien (other than Permitted Liens);

                                    (iii) cancelled any debts or waived any
         claims or rights with a value in excess of $1,000,000 in the aggregate;

                                    (iv) sold, transferred or otherwise disposed
         of any of its properties or assets (real, personal or mixed, tangible or intangible) with a value in excess of $1,000,000 in the aggregate, except in the ordinary course of business and consistent with past practice;

                                    (v) disposed of or permitted to lapse any
         rights to the use of any material Intellectual Property, or, to the knowledge of Company, disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property material to its business not theretofore a matter of public knowledge;

                                    (vi) made any capital expenditure or
         commitment that was not permitted under the DIP Agreement;

                                    (vii) except as required by FASB 143,
         made any change in any method of accounting or accounting practice;

                                    (viii) paid, loaned or advanced any amount
         to, or sold, transferred or leased any individual property or asset (real, personal or mixed, tangible or intangible) with an aggregate value in excess of $1,000,000 to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate or associate of any of its officers or directors; or

                                    (ix) agreed, whether in writing or
         otherwise, to take any action described in this section.

                  4.9. Compliance with Governmental Rules. Except as set forth in Section 4.9 of the Company Disclosure Schedule, none of Company, any Subsidiary, nor, to the knowledge of Company, any Investment Entity, is in material violation of any material applicable Governmental Rule (other than Governmental Rules relating to the environment, which are addressed in Section 4.12, Governmental Rules relating to Taxes, which are addressed in Section 4.27, and Governmental Rules relating to Benefit Plans, which are addressed in Section 4.18) and none of Company, any Subsidiary, and to the knowledge of Company, any Investment Entity, has received notice that any such violation is being or may be alleged.

                  4.10. Governmental Approvals. (a) Except for Governmental Approvals set forth in Section 4.10 of the Company Disclosure Schedule (the "Required Governmental Approvals"), (i) no action by Company, Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity, is required under any Governmental Rule for the execution, delivery or performance of this Agreement by Company, Reorganized Covanta, any Subsidiary or any Investment Entity and consummation of the Contemplated Transactions and (ii) no action by Company, Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity, or Purchaser is required in order that all Governmental Approvals will remain in full force and effect following the consummation of the Contemplated Transactions.

                           (b)      All Governmental Approvals that are required
for the conduct of the business of, or the use of any property of, Company (including Reorganized Covanta), any of the Subsidiaries or, to the knowledge of Company, any Investment Entity (i) have been duly obtained, (ii) are in full force and effect, (iii) are not subject to appeal or all applicable appeal periods have expired (except Governmental Approvals that do not have limits on appeal periods under Governmental Rules), (iv) have not been suspended or cancelled and, to the knowledge of Company, no suspension or cancellation has been threatened, (v) are held in the name of Company (including Reorganized Covanta) or any of the Subsidiaries or, to the knowledge of

Company, any of the Investment Entities, as applicable, and (vi) are free from conditions or requirements that would materially limit the conduct of the business of, or the use, consistent with past practice, of any property of, Company (including Reorganized Covanta) or any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities except for such matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Company.

                           (c)      Company and each of the Subsidiaries are in
compliance in all material respects with, all applicable material Governmental Approvals.

                  4.11. No Breach. (a) The execution and delivery of this Agreement by Company does not, and, assuming approval of this Agreement and confirmation of the Plan by the Bankruptcy Court, the performance of this Agreement by Company (including Reorganized Covanta) and the consummation of the Contemplated Transactions will not:

                                    (i) conflict with or violate any provision
         of any certificate of incorporation or by-laws of Company or Reorganized Covanta (to the extent that such document is then governing such entity) or any equivalent organizational documents of any Subsidiary or, to the knowledge of Company, Investment Entity;

                                    (ii) conflict with or violate any material
         Governmental Rule or Governmental Approval applicable to Company, Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity, or by which any property or asset of Company, Reorganized Covanta, any Subsidiary with an aggregate value in excess of $1,000,000 is or may be bound or affected; or

                                    (iii) assuming that all Required Consents
         have been obtained or deemed by operation of the Plan or the Confirmation Orders to be given, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the acceleration of, or give to others any right of termination, amendment, modification, acceleration or cancellation of, or result in the creation of an Lien, other than Liens under the Credit Agreements and Senior Secured Notes Indenture and any Liens permitted under the Credit Agreements, or require any notice, consent or waiver under any Material Contract.

                           (b)      Section 4.11(b) of the Company Disclosure
Schedule identifies each Material Contract in respect of which a Required Consent must be obtained.

                           (c)      Except as noted in Section 4.11(c) of the
Company Disclosure Schedule, no Material Contract contains any restriction upon
(i) the prepayment of any Exit Financing, (ii) the incurrence of Indebtedness by Company or any Subsidiary or (iii) the ability of Company or any Subsidiary to grant any Lien on the properties or assets of Company or any Subsidiary. Section 4.11(c) of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of

Company and any Subsidiary, if any, that will accelerate or become due or result in a right on the part of the holder of such Indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase as a result of the execution of this Agreement or the consummation of any of the Contemplated Transactions.

                  4.12.    Environmental Matters. (a) Except as set forth in
Section 4.12 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, Company, the Subsidiaries and, to the knowledge of Company, the Investment Entities have obtained all Governmental Approvals which are required under the Environmental Laws for the operation of their respective businesses and the ownership, use and operation of each of their current Facilities, all such Governmental Approvals are in effect, no appeal nor any other action is pending to revoke any such Governmental Authorization, and Company, the Subsidiaries and, to the knowledge of Company, the Investment Entities are in full compliance with all terms and conditions of all such Governmental Approvals. Except as set forth in Section 4.12 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, to the extent required by applicable Environmental Laws, Company, the Subsidiaries and, to the knowledge of Company, the Investment Entities have filed (or will have filed by the Closing Date) all applications necessary to renew or obtain any necessary Governmental Approvals in a timely fashion so as to allow Company, the Subsidiaries and the Investment Entities to continue to operate their businesses in compliance with applicable Environmental Laws, and Company, the Subsidiaries and, to the knowledge of Company, the Investment Entities know of no reason to expect that any such new, transferred or renewed Governmental Approval (i) will not be obtained or approved in a timely fashion, and (ii) will include any terms or conditions that would reasonably be expected to result in a Material Adverse Effect on Company.

                           (b)      Except as set forth in Section 4.12 of the
Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, Company, the Subsidiaries and, to the knowledge of Company, the Investment Entities have been and are in compliance with all applicable Environmental Laws.

                           (c)      Except as set forth in Section 4.12 of the
Company Disclosure Schedule, neither Company, any of the Subsidiaries nor, to the knowledge of Company, any of the Investment Entities nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim or (c) any Hazardous Materials Activity, in the case of each of the foregoing, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company or impose liability on Purchaser;

                           (d)      Except as set forth in Section 4.12 of the
Company Disclosure Schedule, neither Company, any of the Subsidiaries nor, to the knowledge of Company, any of the Investment Entities has received any letter or request for information under Section 104 of CERCLA or any comparable state law regarding any condition, occurrence or activity that could reasonably be expected to form the basis of an Environmental Claim against Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company or impose material liability on Purchaser;

                           (e)      Except as set forth in Section 4.12 of the
Company Disclosure Schedule, there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company or impose liability on Purchaser;

                           (f)      Except as set forth in Section 4.12 of the
Company Disclosure Schedule, (i) neither Company, any of its Subsidiaries nor, to the knowledge of Company, any of the Investment Entities nor, to the knowledge of Company, any predecessor of Company, any of the Subsidiaries or any of the Investment Entities has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility,
(ii) none of Company's or any of its Subsidiaries' Facilities constitute facilities for the treatment, storage or disposal of Hazardous Materials under RCRA or any state equivalent, and (iii) none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste in violation of RCRA or any state equivalent that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company or impose liability on Purchaser; and

                           (g)      Compliance with all current requirements
pursuant to or under Environmental Laws would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company or impose liability on Purchaser.

                  4.13.    Claims and Proceedings. Except as set forth in
Section 4.13 of the Company Disclosure Schedule and except as to claims arising prior to the Petition Date that are within the jurisdiction of the Bankruptcy Court and are to be resolved in the Case or by force of the discharge granted to Company in connection with the Case, there are no actions, suits, proceedings (whether administrative, judicial or otherwise), governmental investigations or arbitrations ("Proceedings") (whether or not purportedly on behalf of Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities or any property of Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company. Neither Company, any of the Subsidiaries nor, to the knowledge of Company, any of the Investment Entities is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company.

                  4.14. Contracts. (a) Section 4.14(a) of the Company Disclosure Schedule sets forth all of the Material Contracts as of the date hereof.

                           (b)      All of the Material Contracts (i) to which
Company or any Subsidiary which is a Debtor is a party, upon the assumption thereof by Company or such Subsidiary pursuant to section 365 of the Bankruptcy Code, will be valid and binding upon Company or such Subsidiary and, to the knowledge of Company, the other party or parties thereto in accordance with their terms and (ii) to which any other Subsidiary is a party are valid and binding upon such Subsidiary and, to the knowledge of Company, the other party or parties thereto in accordance with their terms. Except as set forth in
Section 4.14(b) of the Company Disclosure Schedule, neither Company nor any of the Subsidiaries is in default in any material respect under any of such Material Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a default thereunder. Except as set forth in
Section 4.14(b) of the Company Disclosure Schedule, to the knowledge of Company, no other party to any such Material Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a default thereunder. To the knowledge of Company, no event of force majeure or other event or condition exists that permits or requires any party to a Material Contract to cancel, suspend or terminate its performance under any Material Contract to which it is a party in accordance with the terms thereof or that would excuse any such party from liability for non-performance thereunder.

                           (c)      Except as set forth in Section 4.14(c) of
the Company Disclosure Schedule, Company (including Reorganized Covanta), the Subsidiaries and, to the knowledge of Company, the Investment Entities, previously have assumed in the Case or will assume on or prior to the Effective Date or pursuant to the Plan all Material Contracts necessary to continue to operate their respective businesses subsequent to the Closing as such businesses were operated on the date hereof.

                           (d)      Except as set forth in Section 4.14(d) of
the Company Disclosure Schedule, there are no purchase contracts or commitments of more than twelve (12) months of Company, any Subsidiary or, to the knowledge of Company, any Investment Entity, that are not terminable by Company or such Subsidiary or, to the knowledge of Company, such Investment Entity on notice of 90 days or less, other than purchase contracts or commitments entered in the ordinary course of business that require payments by Company of less than $1,000,000 individually or in respect of substantially similar contracts with the same vendor, $1,000,000 in the aggregate.

                           (e)      Except as set forth in Section 4.14(e) of
the Company Disclosure Schedule, neither Company, any Subsidiary nor, to the knowledge of Company, any Investment Entity, has any outstanding contracts with directors, officers or employees that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

                           (f)      Except as set forth in Section 4.14(f) of
the Company Disclosure Schedule and except for employment or similar agreements, neither Company, any Subsidiary nor to the knowledge of Company, any Investment Entity, is restricted by agreement in any material respect from carrying on, anywhere in the world, the businesses of the development and/or operation of waste to energy projects, independent power projects or water projects.

                           (g)      Except as set forth in Section 4.14(g) of
the Company Disclosure Schedule, neither Company, any Subsidiary nor, to the knowledge of Company, any Investment Entity, has outstanding any agreement to acquire any debt obligations of others in an amount in excess of $100,000 in the aggregate.

                           (h)      Except as indicated in Section 4.14(h) of
the Company Disclosure Schedule, neither Company nor any Subsidiary has any outstanding loan to any Person for an amount in excess of $1,000,000 in the aggregate.

                           (i)      Except as indicated in Section 4.14(i) of
the Company Disclosure Schedule, neither Company, any Subsidiary nor, to the knowledge of Company, any Investment Entity, has any commitment or obligation to continue to utilize the services of, or otherwise do business with, any licensor, agent, consultant, advisor, vendor, supplier or licensee of Company, any Subsidiary or any Investment Entity that is not terminable on notice of 90 days or less, except for such services having an aggregate value less than $1,000,000.

                           (j)      All material instruments, records,
agreements and other documents (including but not limited to all Material Contracts) relating to Company, any Subsidiary and, to the knowledge of Company and to the extent available to Company, any Investment Entity, have been made available to Purchaser in the data rooms in New York, New York, Fairfax, Virginia and Fairfield, New Jersey. Further, all minute books and records of Company and its Subsidiaries relating to proceedings of their respective shareholders, boards of directors and committees of their respective boards of directors other than those specific portions concerning any Alternative Transaction proposed prior to the date hereof have been made available to Purchaser, and are their original minute books and records or are true, correct and complete copies thereof (excluding those portions concerning any such Alternative Transaction), through the date hereof. In the event that definitive minutes have not been prepared with respect to any such proceedings of such shareholders, boards of directors or committees, Company and the Subsidiaries have made available to Purchaser with originals or true, correct and complete copies of draft minutes, to the extent they exist, or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings (excluding those portions concerning any such Alternative Transactions).

                  4.15. Tangible Property. The facilities, machinery, equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of Company, its Subsidiaries and, to the knowledge of Company, the Investment Entities, taken as a whole, whether owned, leased, managed, developed or operated by Company, any Subsidiaries or any Investment Entities (the "Tangible Property") are in good operating condition and repair, subject to ordinary wear and tear and continued repair and replacement in accordance with accepted good practices for the particular industry, and are suitable for their intended use.

                  4.16.    Intellectual Property. As of the date hereof, Section
4.16 of the Company Disclosure Schedule contains a true, accurate and complete list of all material Intellectual Property other than Trade Secrets and, in the case of foreign Intellectual Property, as determined solely on the basis of searches of publicly available computer databases. Each of Company and the Subsidiaries owns or has the right to use all material Intellectual Property used in the conduct of its business, and none of such Intellectual Property conflicts with a right of any other Person to the extent such conflict would not reasonably be expected to result in a Material Adverse Effect on Company.

                  4.17. Title to Properties. (a) Company (including Reorganized Covanta), the Subsidiaries and, to the knowledge of Company, the Investment Entities and Projects have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the most recent financial statements referred to in Section 4.7 or in the Monthly Management Reports and financial statements delivered pursuant to Section 6.14, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.1. Except as set forth in Section 4.17 of the Company Disclosure Schedule, all such properties and assets are free and clear of Liens.

                           (b)      As of the date hereof, Section 4.17(a) of
the Company Disclosure Schedule contains a true, accurate and complete list of
(i) all fee interests in any Real Property and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property, regardless of whether Company, one of the Subsidiaries or, to the knowledge of Company, one of the Investment Entities is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Section 4.17(b) of the Company Disclosure Schedule, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company has no knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of Company, such Subsidiary or, to the knowledge of Company, such Investment Entity, enforceable against Company, such Subsidiary or, to the knowledge of Company, such Investment Entity in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  4.18. Employee Benefit Plans. (a) Company, each of the Subsidiaries, to the knowledge of Company, each of the Investment Entities and, with respect to Pension Plans and Multiemployer Plans, each of their ERISA Affiliates, are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained or contributed to by Company, any of the Subsidiaries or any of their respective ERISA Affiliates (the "Benefit Plans"), and have performed all of their material obligations under each Benefit Plan. Each Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received, or has timely taken all action necessary to receive, a favorable determination letter from the Internal Revenue Service to such effect and no event has occurred (other than the enactment of legislation for which the remedial amendment period has not expired) that would reasonably be expected to affect adversely such Benefit Plan's qualification.

                           (b)      No ERISA Event has occurred or is reasonably
expected to occur.

                           (c)      Except to the extent required under Section
4980B of the Internal Revenue Code or except as set forth in Section 4.18 of the Company Disclosure Schedule, no Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities.

                           (d)      As of the most recent January 1 (based on,
with respect to each Pension Plan, the actuarial valuation of such January 1, or if no such valuation was performed as of such January 1 but was performed within the preceding 12 months, the date as which the valuation was so performed), the amount of unfounded benefit liabilities (as defined in Section 4001(a)(18) of ERISA, but determined on the basis of the actuarial assumptions used for funding purposes with respect to a Pension Plan (as set forth in Section 412 of the Code, including, where applicable, the interest rate assumptions set forth in
Section 412(j) of the Code), in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed (i) $20,000,000 in the event the applicable law (including statutorily prescribed actuarial assumptions) used in determining such unfounded benefit liabilities (the "Assumptions") is generally as favorable as the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans, or (ii) $26,000,000, in the event the Assumptions are generally less favorable than the Assumptions used in the 2003 plan year valuations with respect to such Pension Plans.

                           (e)      To the knowledge of Company, as of the most
recent valuation date for each Multiemployer Plan for which the actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, the potential withdrawal liability of Company, the Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with the potential liability for a complete withdrawal from all other Multiemployer Plans for which such actuarial report (or an estimate provided pursuant to Section 4221(e) of ERISA) is reasonably available to Company, based on the information contained in such reports or estimates, would not reasonably be expected to exceed $7,500,000.

                           (f)      Neither Company nor any Subsidiary has
incurred or is reasonably expected to incur any material liability pursuant to Title IV of ERISA with respect to any employee benefit plan of an entity that was formerly an ERISA Affiliate of Company or any of the Subsidiaries or with respect to any employee benefit plan that was previously maintained by Company, any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities.

                  4.19. Employee Matters. Except as set forth in Section 4.19 of the Company Disclosure Schedule:

                           (a)      Neither Company nor any of the Subsidiaries
is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Company or any of the Subsidiaries.

                           (b)      None of the employees of Company or any of
the Subsidiaries is represented by any labor organization and Company has no knowledge of any current union organizing activities among the employees of Company or any of the Subsidiaries, nor, to the knowledge of Company, does any dispute concerning representation exist concerning such employees.

                           (c)      There are no material labor strikes, labor
disputes, work stoppages, lockouts or material grievances pending or, to the knowledge of Company, threatened involving the employees of Company or any of the Subsidiaries, and during the past five (5) years there has not been any such actions with respect to Reorganized Covanta or its Subsidiaries.

                           (d)      There are no complaints, charges or claims
against Company or any of the Subsidiaries pending or, to the knowledge of Company, threatened to be brought or filed with any Governmental Authority in connection with the employment by Company or any of the Subsidiaries of any individual, including, without limitation, any claim relating to employment discrimination, equal pay, sexual harassment, employee safety and health, wages and hours or workers' compensation which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company.

                           (e)      Neither Company nor any of the Subsidiaries
has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Company or any of the Subsidiaries and no such investigation is in progress where such investigation, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company.

                           (f)      To the knowledge of Company, neither Company
nor any of the Subsidiaries has incurred any material liability as the result of failure to comply with the Worker Adjustment and Retraining Notification Act.

                           (g)      None of the employees of Company or any of
the Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the date of this Agreement. The listing on
Schedule 4.19(g) shall be updated at the Closing for employment losses occurring during the 90 day period prior to the Closing.

                  4.20. Insurance. Section 4.20 of the Company Disclosure Schedule sets forth a true and complete list of (a) all insurance policies currently held by Company and the Subsidiaries, and in force as of the date hereof with respect to the assets, properties, business, employees, officers, representatives and directors of Company and the Subsidiaries, setting forth as to each policy a general description of type of coverage, carrier, policy number, coverage limit and expiration date and (b) the total amount of annual premiums for Company and the Subsidiaries for all policies referred to in this
Section 4.20. Such policies of Company and the Subsidiaries are in full force and effect as of the date hereof, except in each case, where the failure of such policies to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect on Company; and, except as set forth in
Section 4.20 of the Company Disclosure Schedule, such policies of Company and the Subsidiaries and, to the knowledge of Company, such policies of any of the Investment Entities will remain in effect following the

Closing or be replaced by at least substantially comparable policies, except where the failure of such policies to so remain or be so replaced would not reasonably be expected to result in a Material Adverse Effect on Company. The holders of those policies of Company and the Subsidiaries listed on Section 4.20 of the Company Disclosure Schedule are in compliance with the terms and conditions thereof in all material respects. All premiums on such policies of Company and the Subsidiaries have been paid when due except where the failure to pay such premiums when due would not reasonably be expected to result in a Material Adverse Effect on Company.

                  4.21. No Brokers. Except for Chilmark Partners, no broker, finder, financial advisor, agent or similar intermediary has acted on behalf of Company, any Subsidiary or, to the knowledge of Company, any Investment Entity, in connection with this Agreement or the Contemplated Transactions, and, except for fees to Chilmark Partners and Houlihan, Lokey, Howard & Zukin payable pursuant to a Final Order of the Bankruptcy Court and except for fees payable in connection with the Exit Financing there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Company or any Subsidiary or, to the knowledge of Company, any Investment Entity, or any action taken by Company or any Subsidiary or, to the knowledge of Company, any Investment Entity.

                  4.22. SEC Documents and Other Documents. (a) Except as set forth in Section 4.22 of the Company Disclosure Schedule, since January 1, 2000, Company has filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC pursuant to the Exchange Act, and the rules and regulations of the SEC thereunder (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b)      No representation or warranty by Company
contained in this Agreement and no statement contained in any document (including financial statements and the Company Disclosure Schedule), certificate, or other writing furnished or to be furnished by Company (including Reorganized Covanta) or any Subsidiary to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the Contemplated Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading that has not been corrected.

                  4.23.    Projects. Section 4.23 of the Company Disclosure
Schedule is a true and complete list of all projects to be owned, leased, managed or operated by Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity (noting, (a) the state or country in which it is located, (b) the type of fuel, (c) the type of project (i.e., power Project, water Project or steam Project), (d) the nature of the interest, (e) the regulatory status of power Projects located in the United States (i.e., as a Qualifying Small Power Production Facility or a

Qualifying Cogeneration Facility), and (f) the regulatory status of power Projects located outside the United States (i.e., "exempt wholesale generators" pursuant to Section 32 of PUHCA and the FERC regulations implemented thereunder or a foreign utility company pursuant to Section 33 of PUHCA). Any domestic project is referred to herein as a "Domestic Project" and any international project is referred to herein as an "International Project."

                  4.24. Qualifying Facility Status; Nature of Business. (a) All Domestic Power Projects owned, leased or operated by Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity are listed in Section 4.24(a) of the Company Disclosure Schedule and each Domestic Power Project identified in Section 4.24(a) of the Company Disclosure Schedule is a Qualifying Small Power Production Facility or a Qualifying Cogeneration Facility. Each Domestic Power Project has since the first generation or sale of electricity met all requirements for, and except for the Domestic Power Project operated by Covanta Mid-Conn, Inc., has been either, (i) certified by FERC or
(ii) self certified by the Domestic Project in accordance with PURPA and the FERC regulations issued thereunder, in each case as either a Qualifying Small Power Production Facility or Qualifying Cogeneration Facility, as applicable, the FERC regulations implemented thereunder and all administrative and judicial precedents relating thereto. Each such certification is in full force and effect. Each Domestic Power Project meets all ownership requirements for a Qualifying Facility under PURPA (and such regulations and precedents).

                           (b)      Each Domestic Power Project identified on
Section 4.24(b) of the Company Disclosure Schedule is a Qualifying Small Power Production Facility that is not exempt from the FPA pursuant to 18 C.F.R.
Section 292.601 (each a "Non-Exempt Qualifying Facility Project"). Each Non-Exempt Qualifying Facility Project has received all Governmental Approvals necessary under the FPA for the operation and ownership of such Non-Exempt Qualifying Facility Project, including, without limitation (i) blanket authorization for the issuance of securities and assumptions of liabilities under Section 204 of the FPA, (ii) for the sale of power at wholesale under
Section 205 of the FPA, as applicable, and (iii) any and all authorizations required under Section 203 of the FPA or Section 8 of the FPA, in each case that are necessary to the conduct of its business and the fulfillment of its obligation under applicable Material Contracts and Governmental Rules.

                           (c)      The Subsidiaries owning or operating each
Domestic Power Project that is a Qualifying Facility and the Subsidiaries that are EWGs or Foreign Utility Companies ("FUCO") do not conduct any business or own any interest in another entity that would cause such projects that are Qualifying Facilities and such Subsidiaries that are EWGs or FUCOs to fail to satisfy the legal requirements that must be met to obtain and retain status as a Qualifying Facility, an EWG or a FUCO, respectively.

                  4.25. Certain Regulatory Matters. (a) All utility services necessary for the development, ownership, operation, and financing of each Project, including, as necessary, fuel supply, water supply, storm and sanitary sewer, gas, electric and telephone services and facilities, are available to the Project on commercially reasonable terms.

                           (b)      None of Company (including Reorganized
Covanta), any of the Subsidiaries or, to the knowledge of Company, any of the Investment Entities is now and will not be after giving effect to the Contemplated Transactions and Purchaser will not, solely as a consequence of the Contemplated Transactions, be: (i) a "public utility company," a "holding company" or either a "subsidiary company" or an "affiliate" of either a "holding company" or an "public utility company," as such terms are defined in PUHCA; (ii) subject to regulation under PUHCA, except pursuant to Sections 9(a)(2), 32 and 33 thereof; (iii) except for Non-Exempt Qualifying Facility Projects, an "electric utility" as such term is used in 18 C.F.R. Section 292.206, or subject to regulation as a "public utility" under the FPA, provided that, Qualifying Facilities are not exempt from regulation under Sections 1-18, 21-30, 202(c), 210, 211, 212, 213, 214 and 305(c) of the FPA and
any Governmental Rules promulgated with respect thereto, including, without limitation, any enforcement provisions applicable thereto; (iv) subject to regulation under the applicable Governmental Rules of any state respecting the rates of electric utilities, or subject to material financial and organizational regulation of electric utilities under such Governmental Rules; or (v) subject to regulation under the applicable Governmental Rules of any state as a gas utility.

                           (c)      No Subsidiary is an "investment company" or
a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or an "investment advisor" within the meaning of the Investment Company Act of 1940.

                           (d)      All International Power Projects owned,
leased or operated by Reorganized Covanta, any Subsidiary or, to the knowledge of Company, any Investment Entity are listed in Section 4.23(d) of the Company Disclosure Schedule. Each of the International Power Projects has obtained from FERC exempt wholesale generator status under Section 32 of PUHCA and FERC's applicable regulations relating thereto or foreign utility company status under
Section 33 of PUHCA and regulations applicable thereto. Each of the International Power Projects is (i) located outside the United States, (ii) not a public utility holding company within the meaning of PUHCA and (iii) not subject to regulation under PUHCA.

                  4.26. Agreements with Regulatory Agencies. Neither Company, the Subsidiaries nor, to the knowledge of Company, the Investment Entities is subject to any cease-and-desist or other order issued by, or is a party to any currently effective written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its management or its business, and that, with respect to all others mentioned above, relates to the Projects, nor has Company, any Subsidiary or, to the knowledge of Company, any Investment Entity been advised in writing by any Governmental Authority that it is considering issuing or requesting any Regulatory Agreement, excluding in all such cases orders that are applicable to the power generation industry in general.

                  4.27. Taxes. Except as indicated in Section 4.27 of the Company Disclosure Schedule:

                           (a)      Company and each of the Covanta Tax
Affiliates have filed (or there have been filed on such Persons' behalf) all federal and all foreign, state and local tax returns required to be filed by each of them under applicable Governmental Rule. All such tax returns were and are true, complete and correct in all material respects and filed on a timely basis (after giving effect to any filing extension properly granted by a Governmental Authority having the authority to do so).

                           (b)      Company and each of the Covanta Tax
Affiliates have paid all Taxes (other than Taxes to be discharged pursuant to the Plan or included in the Tax Note) that are currently due and payable for all periods through and including the Closing Date within the time and in the manner prescribed by applicable Governmental Rules.

                           (c)      Company and the Covanta Tax Affiliates have
established on their books and records reserves adequate to pay all Taxes and reserves for deferred income Taxes in accordance with GAAP.

                           (d)      There are no Tax liens upon the assets of
Company or any of the Covanta Tax Affiliates, except liens for Taxes not yet due.

                           (e)      Company and each of the Covanta Tax
Affiliates have complied with the provisions of the Code relating to the withholding of Taxes (including, without limitation, pursuant to Sections 1441 and 1442 of the Code and withholding from employee wages), as well as similar provisions under any other applicable Governmental Rules, and have withheld and paid over to the proper Governmental Authorities all amounts required within the time and in the manner prescribed by applicable Governmental Authority.

                           (f)      Neither Company nor any Covanta Tax
Affiliate has requested any extension of time within which to file any tax return, which tax return has not since been filed.

                           (g)      Company has filed, as a common parent
corporation of an "affiliated group" (within the meaning of Section 1504(a) of the Code), a consolidated return for federal income tax purposes on behalf of itself and all of those Covanta Tax Affiliates which are "includible corporations" (within the meaning of Section 1504(b) of the Code).

                           (h)      Prior to the Closing (assuming the Tax Note
will be paid according to its terms), (i) the statute of limitations for the assessment of federal income taxes will have expired for all consolidated federal income tax returns of Company (and any members of its group) or such returns shall have been examined and resolved by the IRS for all periods through 2001; (ii) except for Taxes relating to taxable periods that close after April 1, 2002 and Taxes relating to Covanta Tax Affiliates that have not filed for voluntary relief under Chapter 11 of the Bankruptcy Code, the statute of limitations for the assessment of state, local and foreign income taxes has expired for all applicable returns of Company and the Covanta Tax Affiliates or those returns have been examined and resolved by the appropriate taxing authorities for all periods; and (iii) no deficiency for any Taxes (other than as reflected in the Tax Note) has been proposed, asserted or assessed against Company or the Covanta Tax Affiliates which has not been resolved and paid in full.

                           (i)      No material audits or other administrative
or court proceedings are presently pending with regard to any Taxes or Tax Returns of Company or any of the Covanta

Tax Affiliates and no power of attorney or similar document which is currently in force has been granted by Company or any Covanta Tax Affiliate with respect to any matter relating to Taxes.

                           (j)      Neither Company nor any of the Covanta Tax
Affiliates has applied for, received, or has pending a Tax Ruling or commenced negotiations or entered into a Closing Agreement with any taxing authority.

                           (k)      Neither Company nor any Covanta Tax
Affiliate is a party to any agreement relating to indemnifying for, allocating or sharing Taxes.

                           (l)      Neither Company nor any Covanta Tax
Affiliate has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                           (m)      Neither Company nor any of the Covanta Tax
Affiliates has any liability for Taxes of any Person other than Company and the Covanta Tax Affiliates (i) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by Contract, or (iii) otherwise.

                           (n)      Neither Company nor any of the Covanta Tax
Affiliates has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of the Covanta Tax Affiliates.

                           (o)      No deficiencies for any Taxes have been
proposed, asserted or assessed against Company, or any Covanta Tax Affiliate, and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of Company or any Covanta Tax Affiliate.

                           (p)      Neither Company nor any of the Covanta Tax
Affiliates is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method or has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                           (q)      Neither Company nor any Covanta Tax
Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the acquisition of the stock of Company will not be a factor causing any payments to be made by Company or any Covanta Tax Affiliate which payments are not deductible (in whole or in part) pursuant to Section 280G of the Code.

                           (r)      None of the Covanta Tax Affiliates have an
"investment in United States property" within the meaning of Section 956 of the Code.

                           (s)      None of the Covanta Tax Affiliates have
income which is includible in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code.

                           (t)      To the knowledge of Company, all
transactions which could give rise to an understatement of federal income tax (within the meaning of Section 6662 of the Code) were adequately disclosed on the returns as required in accordance with Section 6662(d)(2)(B) of the Code.

                           (u)      Neither Company nor any Covanta Tax
Affiliate has entered into any transactions or other arrangements which could give rise to a material accrual of taxable income subsequent to the Closing without a contemporaneous receipt of cash.

         5. Representations and Warranties of Purchaser. Purchaser represents and warrants to Company as follows:

                  5.1. Due Incorporation and Authority. Purchaser is duly organized, validly existing and in good standing under the Governmental Rules of the jurisdiction under which it was organized and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

                  5.2. Authority to Execute and Perform Agreement. Purchaser has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which Purchaser is or will be a party or by which Purchaser will be bound and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Purchaser, and on the Closing Date each and every agreement and instrument contemplated hereby to which Purchaser is a party will be duly executed and delivered by Purchaser and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms. The execution and delivery by Purchaser of this Agreement and each and every other agreement and instrument contemplated hereby to which Purchaser is a party, the consummation of the transactions contemplated hereby and thereby and the performance by Purchaser of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) violate any provision of Purchaser's governing or organizational documents; (b) require Purchaser to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person; (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Purchaser is a party or by or to which Purchaser or any of its properties is or may be bound or subject; or (d) violate any Governmental Rule applicable to Purchaser.

                  5.3. Purchase for Investment. Purchaser is purchasing the Purchased Shares for its own account for investment and not with a view to public resale or distribution thereof.

                  5.4. Plan Acknowledgment. The Plan substantially in the form attached hereto as Exhibit E-1 is satisfactory to Purchaser in all material respects.

                  5.5. Financing. At the Closing, Purchaser will have the financial ability to purchase the Purchased Shares for the Consideration pursuant to Section 3.1.

                  5.6. Certain Tax Matters. (a) As of December 31, 2002, Purchaser had net operating loss carryforwards and other tax attributes in the amount set forth in Appendix 1 hereto, which, as adjusted for current year results, as of the Closing Date, are not subject to limitations under Section 382 or other provisions of the Code.

                           (b)      For U.S. federal income tax purposes, as of
the date hereof, Purchaser projects that it will have a net operating loss for its consolidated group for its 2003 taxable year.

                  5.7. SEC Documents and Other Documents. (a) Except as set forth in Section 5.7(a) of Purchaser Disclosure Schedule, since January 1, 2000, Purchaser has filed all SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b)      No representation or warranty by Purchaser
contained in this Agreement and no statement contained in any document (including the Purchaser Disclosure Schedule), certificate or other writing furnished or to be furnished by Purchaser to Company or any of its representatives pursuant to the provisions hereof or in connection with the Contemplated Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                  5.8. Insurance Matters. (a) Unless exempted by applicable law, neither Purchaser nor any Insurer has transacted any insurance business in any jurisdiction requiring an insurance license in which it did not possess such an insurance license and each of Purchaser and the Insurers are in compliance in all material respects with all applicable insurance statutes, laws, regulations, rules, injunctions, decrees, permits, orders and licenses (including, without limitation, laws relating to insurance holding companies), except where such failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Purchaser, and neither Purchaser nor any Insurer has received notice of any alleged violation of any such law, statute, rule, regulation, injunction, decree, permit, order or license except for notices of alleged violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Purchaser.

                  (b) Each of the Insurers and Purchaser has timely filed all reports, data, registrations, filings, other information and applications required to be filed with any Insurance Regulator, except where such failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Purchaser. True and genuine copies of all material filings for the past two years have been made available to Company or its representatives.

                  (c) There are no intercompany agreements or understandings (written or oral) between Purchaser or any subsidiary of Purchaser, on the one hand, and any of the Insurers on the other hand (or between Purchaser or an Insurer on the one hand and a third party on the other hand) relating to loans or investments of any sort (including without limitation, surplus notes, guarantees, keep-well arrangements that could affect the solvency of an Insurer), or that could otherwise be reasonably be expected to result in the imposition of any material liability on either Purchaser or any Insurer (such agreements or understandings being referred to herein collectively as "Inter-Purchaser Agreements") currently in effect. Except as disclosed in statutory financial statements, or in Purchaser's SEC Documents, Schedule 5.8(c) sets forth a list of all Inter-Purchaser Agreements that were in effect at any time within the last six (6) years. All existing Inter-Purchaser Agreements have been disclosed, to the extent required by law, to the appropriate Insurance Regulator on the appropriate form, and all required consents of the appropriate Insurance Regulator relating thereto have been obtained.

                  (d) Except as set forth in Section 5.8(d) of the Purchaser Disclosure Schedule, the execution, delivery and performance of this Agreement by the Purchaser does not and will not: (i) conflict with or violate any insurance law, statute, rule, regulation or policy of any jurisdiction applicable to Purchaser or any Insurer; or (ii) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Insurance Regulator, except where such failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Purchaser.

                  (e) There are no Proceedings, at law or in equity, or before or by any court or other Government Authority that are pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, any of the Insurers or their subsidiaries, which have been, are or will be initiated by an Insurance Regulator or other Governmental Authority that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Purchaser.

                  5.9. No Material Adverse Change. Except as disclosed in the Purchaser's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, since December 31, 2002, there has been no change, event or occurrence which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect on Purchaser, and Purchaser does not know of any such change, event or occurrence which is threatened, nor has there been any damage, destruction or loss which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect on Purchaser, whether or not covered by insurance.

                  5.10. Utility Regulatory Status. None of Purchaser nor any of its subsidiaries is: (a) a "public utility company," a "holding company" or either a "subsidiary company" or an "affiliate" of either a "holding company" or a "public utility company," as such terms are defined in PUHCA; (b) subject to regulation under PUHCA except pursuant to Section 9(a)(2) thereof; (c) an "electric utility" or "public utility" as such terms are defined under the FPA, or subject to regulation under the FPA; or (d) an "electric utility" or "electric utility holding company" as such terms are defined in PURPA and the FERC regulations issued thereunder.

                  5.11. Marine Services Affiliates. There are no intercompany agreements or understandings (written or oral) between Purchaser or any subsidiary of Purchaser other than the Marine Services Affiliates, on the one hand, and any of the Marine Services Affiliates, on the other hand, relating to loans or investments of any sort, including without limitation guarantees or keep-well arrangements, or that could otherwise reasonably be expected to result in the imposition of any material liability on Purchaser with respect to the liabilities of the Marine Services Affiliates. There are no Proceedings, at law or in equity, or before or by any court or other Governmental Authority that are pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser (or any of the Affiliates of Purchaser other than the Marine Services Affiliates), that purport to establish liability of Purchaser for the liabilities of the Marine Services Affiliates which Proceedings, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Purchaser.

         6. Covenants and Agreements.

                  6.1. Conduct of Business. From the date hereof through the Closing Date, except as (w) set forth in Section 6.1 of the Company Disclosure Schedule, (x) contemplated by the Plan, (y) authorized by the Bankruptcy Court or (z) required under the DIP Agreement, Company agrees that (i) it shall (and shall cause the Subsidiaries to) use commercially reasonable efforts to preserve intact its business relationships with third parties; (ii) it shall use commercially reasonable efforts to conduct its (and shall cause the Subsidiaries to use commercially reasonable efforts to conduct their) businesses and maintain its (and shall cause the Subsidiaries to maintain their) assets in a manner consistent with good industry practice and such that the representations and warranties contained in Section 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; (iii) it shall give Purchaser prompt written notice of any event, condition or circumstance occurring that would constitute a violation or breach of (x) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or
(y) any covenant or agreement of Company contained in this Agreement; and (iv) without limiting the generality of the foregoing, without the prior written consent of Purchaser:

                           (a)      neither Company nor any Subsidiary shall:
(i) amend its certificate of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Indebtedness, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Indebtedness, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                           (b)      neither Company nor any Subsidiary shall
organize any new Subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

                           (c)      except as set forth in Section 6.1(c) of the
Company Disclosure Schedule, neither Company nor any Subsidiary shall make any material change in the operations of the Projects;

                           (d)      except as set forth in Section 6.1(d) of the
Company Disclosure Schedule, neither Company nor any Subsidiary shall modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (e)      except as set forth in Section 6.1(e) of the
Company Disclosure Schedule and except for loans or payments pursuant to the DIP Agreement, neither Company nor any Subsidiary shall: (i) incur or assume any Indebtedness, except in the ordinary course of business in an amount not to exceed $100,000 in the aggregate, from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by Company or any Subsidiary except for any Project limited recourse debt; (iii) modify the terms of any Indebtedness or other liability except for any Project limited recourse debt; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in the Company Disclosure Schedule as being in the ordinary course of business and consistent with past practice; (v) make any loans, advances or capital contributions to, or investments in, any other Person; (vi) enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate), except in the ordinary course of business; or (vii) dispose of or permit to lapse any rights to any Intellectual Property;

                           (f)      neither Company nor any Subsidiary shall
lease, license, mortgage, pledge or encumber any assets other than in the ordinary and usual course of business and consistent with the past practice as described in Section 6.1(f) of the Company Disclosure Schedule or transfer, sell or dispose of any assets other than in the ordinary and usual course of business and consistent with past practice described in Section 6.1(f) of the Company Disclosure Schedule or dispose of or permit to lapse any rights to any Intellectual Property;

                           (g)      neither Company nor any Subsidiary shall
increase any compensation payable or to become payable to any of its officers, directors or employees (other than normal recurring increases in the ordinary course of business of compensation payable to employees who are not contemplated to participate in any broad based management incentive plan of Company and other than increases made pursuant to the terms of any Benefit Plan), or enter into or amend any employment, severance, consulting, termination agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors or employees or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                           (h)      neither Company nor any Subsidiary shall (i)
adopt or pay, grant, issue, accelerate or accrue payments or benefits pursuant to any pension, profit-sharing, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, with or for the benefit of any director, officer or employee, whether past or present, except as described in Section 6.1(h) of the Company Disclosure Schedule or in accordance with the terms of any plan, agreement or arrangement as in effect on the date hereof or (ii) amend any of the foregoing in any material respect or enter into any material consulting agreement with any former employee;

                           (i)      neither Company nor any Subsidiary shall
enter into any contract or transaction relating to the purchase of assets other than in the ordinary and usual course of business consistent with past practices;

                           (j)      neither Company nor any Subsidiary shall
pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                           (k)      other than as contemplated by the Plan or
herein, neither Company nor any Subsidiary shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any Subsidiary;

                           (l)      neither Company nor any Subsidiary shall (i)
change any of the accounting methods used by it unless required by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes or change any accounting method relating to Taxes;

                           (m)      neither Company nor any Subsidiary shall
take, or agree to or commit to take, any action that would or would be reasonably likely to result in any of the conditions to the Closing set forth in
Section 8 not being satisfied or that would materially impair the ability of Company to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

                           (n)      neither Company nor any of Subsidiary shall
enter into any agreement, contract, commitment or arrangement to do any of the foregoing or authorize, recommend, propose or announce an intention to do any of the foregoing; and

                           (o)      neither Company nor any Subsidiary shall
take, or commit to take, any action outside the ordinary course of business that would or would reasonably be likely to result in a material increase in current liabilities or a material decrease in current assets.

                  6.2. Corporate Examinations and Investigations. Prior to the Closing Date, Company shall, and shall cause each of the Subsidiaries to, permit any authorized representatives of Purchaser to visit and inspect any of the properties of Company or of any of the Subsidiaries, to inspect, copy and take extracts from its and their financial, accounting and tax records (excluding information relating to any Alternative Transaction), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Without limiting the foregoing, Purchaser and its representatives shall be allowed to conduct an environmental investigation of the Facilities owned or operated by Company or any Subsidiary, including, at the reasonable discretion of Purchaser, the undertaking of environmental testing at the Facilities, subject to consultation with Company and subject to customary indemnification arrangements. Both parties agree and acknowledge that they will continue to be bound by the terms of the confidentiality agreement, dated January 21, 2003, (the "Confidentiality Agreement") between Purchaser and Company.

                  6.3. Publicity. The parties agree that no publicity release or public statement or public communication concerning this Agreement or the Contemplated Transactions shall be made without written advance approval thereof by Company and Purchaser; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Governmental Rule or any listing agreement with any national securities exchange. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative or other agent of such party) may
(a) consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction, and (b) disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure; provided that clause (b) shall not apply until the earliest of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of the public announcement of the transaction or
(iii) the date of the execution of an agreement, with or without conditions, to enter into the transaction. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

                  6.4. Efforts and Actions to Cause Closing to Occur. Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of Company and Purchaser shall, and Company shall cause the Subsidiaries to, use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary (subject to applicable laws) to satisfy the conditions to Closing set forth in Sections 7 and 8 and consummate the Closing and the Contemplated Transactions, including, but not limited to (a) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the Contemplated Transactions, and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party, including the Required Consents, and (b) the preparation of any disclosure documents requested by Purchaser in order to facilitate the financing of any of the Contemplated Transactions.

                  6.5. Governmental Approvals. (a) Each of the parties shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all Governmental Approvals including, without limitation, under the FPA, and to respond as promptly as practicable to any inquiries and requests received from the Federal Trade Commission, the Antitrust Division of the Department of Justice, FERC and any other Governmental Authority for additional information or documentation in connection therewith.

                           (b)      Company shall use best efforts, at and as of
the Closing, at its sole expense, to cause the transfer, reissuance or modification of any Governmental Approvals to the extent that such is required to cause the Governmental Approvals to remain in full force and effect in the possession of Reorganized Covanta or any of the Subsidiaries, as the case may be, after the Closing.

                  6.6. No Inconsistent Action. Neither party shall take any action that is materially inconsistent with its obligations under this Agreement, except for (and as follows from) the Approval Order and except as required by the Bankruptcy Court.

                  6.7. Bankruptcy Covenants. (a) As soon as practicable following the execution of this Agreement (and in no event later than December 5, 2003), Company shall, and shall cause each of the other Debtors to, file the Plan. As soon as practicable thereafter (and in no event later than December 18, 2003), Company shall, and shall cause each of the other Debtors to, file a Disclosure Statement with respect to the Plan. Thereafter, without the prior written consent of Purchaser, Company shall not, and shall cause each of the other Debtors not to, amend or modify any material provision of the Plan or the Disclosure Statement with respect to the business, operations, assets, condition (financial or otherwise) or prospects of Reorganized Covanta and its Subsidiaries or withdraw the Plan or file any other plan of reorganization of the Debtors. Company shall, and shall cause each of the other Debtors to, promptly provide Purchaser with (i) proposed final drafts of all documents, motions, orders, filings, pleadings, supplements or amendments that Company or any other Debtor proposes to file with the Bankruptcy Court which relate to the consummation or approval of the Plan, this Agreement or any provision therein or herein, and will provide Purchaser with reasonable opportunity to review and comment upon such filings and (ii) any objections to the Plan or Disclosure Statement. Company shall, and shall cause each of the other Debtors to, consult and cooperate with Purchaser, and consider in good faith the views of Purchaser, as contemplated by the Plan, with respect to all such filings and the acceptance or rejection prior to Closing of any unexpired lease or other executory contract. Company shall, and shall cause each of the other Debtors to, promptly (and, in any event, within two (2) Business Days after receipt of such pleadings by the Debtors) provide Purchaser with copies of all pleadings (other than proofs of claim below $10,000 in amount) received by or served by or upon any of the Debtors in connection with the Case after the date hereof.

                           (b)      In the event an appeal is taken, or a stay
pending appeal is requested or reconsideration is sought, from either the Confirmation Orders or the Disclosure Statement Order, Company shall promptly after becoming aware thereof notify Purchaser of such notice of appeal, request for a stay pending appeal or motion for reconsideration. Company shall also provide Purchaser with written notice (and copies) of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs.

                           (c)      Promptly after the execution of this
Agreement (and in no event later than two (2) Business Days following the execution of this Agreement), Company shall, and shall cause each of the other Debtors to, file a motion (the "Investment Motion") for expedited determination of the approval of the Exclusivity Provisions (as defined in Section 6.10(a)), the Termination Fee and the Expense Reimbursement provided for in this Agreement in form and substance reasonably acceptable to Purchaser. Company shall, and shall cause each of the other Debtors to, use commercially reasonable efforts to obtain the Approval Order by

December 18, 2003, which order shall be in form and substance reasonably acceptable to Purchaser and Company, with only such changes as shall be agreed to by Purchaser and Company in writing.

                           (d)      Promptly after the execution of this
Agreement (and in no event later than five (5) Business Days following execution of this Agreement), Company shall file a motion to seek authorization to pay, with respect to the Second Lien L/C Credit Facility Credit Agreement, a commitment fee of up to $125,000, and cost reimbursement of up to $75,000. Company shall use commercially reasonable efforts to obtain an order granting such authorization as soon as practicable.

                  6.8. ISRA. Company shall seek a determination from the New Jersey Department of Environmental Protection ("NJDEP") that the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA"), is not applicable to the transactions contemplated by this Agreement. Company shall allow Purchaser and its representatives to review and comment on any filings made in connection with this request. If the NJDEP determines that ISRA is applicable to this transaction, Company shall ensure that it obtains any approval necessary in order to comply with the requirements of ISRA in connection with the closing of the transaction.

                  6.9. Connecticut Property Transfer Act. Company and Purchaser shall make an evaluation to determine whether the Connecticut Transfer Act, Conn. Gen. Stat. Section 22a-134, et seq. ("CTA"), applies to the Contemplated Transactions. If Company and Purchaser determine that CTA applies to the Contemplated Transactions, Company shall undertake all actions required to (a) determine which form(s) must be prepared pursuant to the CTA and delivered to Purchaser prior to Closing and (b) ensure that such form(s) are prepared correctly and delivered to Purchaser prior to Closing.

                  6.10.    Exclusivity.

                           (a)      From and after the date of this Agreement,
Company shall not, and shall cause each Subsidiary and each of their respective directors, officers, employees, financial advisors, representatives and agents not to, directly or indirectly, (i) solicit, initiate, engage or participate in or encourage discussion or negotiations with any Person or entity (other than Purchaser) concerning any merger, consolidation, sale of material assets, tender offer for, recapitalization of or accumulation or acquisition of securities issued by Company or any Subsidiary, proxy solicitation, other business combination involving Company or any Subsidiary or any other plan of reorganization of Company or any Subsidiary (including, without limitation, any Employee Stock Ownership Plan structure) (collectively, "Alternative Transaction"), or (ii) provide any non-public information concerning the business, properties or assets of Company or any Subsidiary to any Person or entity (other than to Purchaser). Company shall, and shall cause each of its Subsidiaries to, immediately cease any and all existing activities, discussions and negotiations with any Person other than Purchaser with respect to any Alternative Transaction and the Company shall, and shall cause its Subsidiaries to, continue indefinitely the confirmation hearing for their pending reorganization and liquidation plans involving an Employee Stock Ownership Plan. Company shall immediately notify Purchaser of, and shall disclose to Purchaser all details of, any inquiries, discussions or negotiations described in the first sentence of this Section 6.10. The provisions of this Section 6.10 are referred to in this Agreement as the "Exclusivity Provisions."

                           (b)      Notwithstanding the provisions of subsection
(a) above, prior to entry of the Confirmation Orders, the Debtors may, to the extent required by the Bankruptcy Code, the Bankruptcy Rules, the operation and information requirements of the Office of the United States Trustee, or any orders entered or approvals or authorizations granted by the Bankruptcy Court in the Case during the period prior to Closing (collectively, the "Bankruptcy-Related Requirements"), or to the extent that the board of directors of Company determines, in good faith after consultation with outside legal counsel, that such board's fiduciary duties under applicable Governmental Rule require it to do so, participate in discussions or negotiations with, and, subject to the requirements of subsection (c) below, furnish information to any Person, entity or group after such Person, entity or group has delivered to the Debtors, in writing, an unsolicited bona fide offer to effect an Alternative Transaction that the board of directors of Company in its good faith judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stakeholders of the Debtors from a financial point of view than the transactions contemplated hereby and for which financing, to the extent required, is then committed (or which, in the good faith judgment of the board of directors, is reasonably capable of being obtained) and which (in the good faith judgment of the board of directors) is likely to be consummated (a "Superior Proposal"). In the event the Debtors receive a Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the board of directors of Company from approving such Superior Proposal or requesting authorization of such Superior Proposal from the Bankruptcy Court, if such board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable Governmental Rule; and in such case, the board of directors of Company may terminate this Agreement pursuant to Section 11.1(f) hereof; provided, however, that Company shall not terminate this Agreement until at least five (5) Business Days after Purchaser's receipt of a copy of such Superior Proposal.

                           (c)      Debtors shall, within one (1) Business Day
of the occurrence thereof, notify Purchaser orally and in writing of the receipt of a Superior Proposal. Such notice to Purchaser shall indicate in reasonable detail the identity of the potential acquirer and the material terms and conditions of such Superior Proposal, to the extent known.

                           (d)      Notwithstanding anything to the contrary in
this Section 6.10, Company shall not, and shall cause each of its Subsidiaries not to, provide any non-public information to a third party unless: (i) Company and its Subsidiaries provide such non-public information pursuant to a non-disclosure agreement entered into subsequent to the date hereof with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement or pursuant to confidentiality agreements existing on the date hereof; and (ii) such non-public information has been delivered previously or made available to Purchaser.

                           (e)      Notwithstanding anything to the contrary in
this Section 6.10, Company shall be permitted to continue the solicitation of expressions of interest in its international operations.

                  6.11. Tax Matters. (a) Except as disclosed in Section 6.11 of the Company Disclosure Schedule and except to the extent reflected on Appendix 2 hereto, Company shall not, nor shall Company permit any Covanta Tax Affiliate to, without the written consent of Purchaser, (i) make or rescind any election relating to Taxes if such action would materially adversely affect Company's tax position, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iii) materially change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2001 or (iv) undertake any transactions or enter into any arrangements that could (A) result in the receipt of cash or other consideration prior to the Closing Date but an accrual of taxable income subsequent to the Closing Date, (B) otherwise defer the recognition of income or gain to a period subsequent to the Closing Date or (C) accelerate a loss or deduction to a period prior to the Closing Date. Notwithstanding any other provision of this Agreement, and except as disclosed in Section 6.11 of the Company Disclosure Schedule and except to the extent reflected on Appendix 2 hereto, in the event that, after the date hereof, Company or any Covanta Tax Affiliate seeks a "Closing Agreement" from the IRS or a definitive settlement agreement from the IRS or any state, local or foreign taxing authority on a matter that is subject to a representation, warranty or covenant set forth in this Agreement (including with respect to the Tax Note), then: (A) Company shall, or shall cause such Covanta Tax Affiliate to, keep Purchaser informed as to the status of such agreement and any discussions, negotiations or arrangements related thereto, and
(B) Company shall not, and shall cause any such Covanta Tax Affiliate not to, file or submit any document to any taxing authority in connection with any such agreement without first providing Purchaser with (1) copies of any such document and (2) an opportunity to review and comment on any such document prior to such filing or submission.

                           (b)      From the date hereof through the Closing
Date, Purchaser shall not undertake any action that would cause the net operating loss carryforwards and other tax attributes in the amount set forth in Appendix 1 hereto, as adjusted for current year results and anticipated ordinary course results up and until the Closing Date, not to be available for the use by Company and its Subsidiaries.

                  6.12.    Pro Forma Taxes.

                           (a)      Company shall prepare pro forma U.S.
federal, state and local income tax calculations (including for any taxes determined by reference to gross or net income or revenue) for all relevant jurisdictions reflecting the liabilities of Company and the Covanta Tax Affiliates for all taxable periods (including 2003 and 2004 through the Closing
Date) for which the Taxes have not been paid or discharged pursuant to the Plan (other than payment of the Tax Note) taking into account the consummation of all transactions included in the Plan, any prior transactions and the transactions required by Section 7.17 of this Agreement (the "Pro Forma Income Tax Calculations"). Such Pro Forma Income Tax Calculations shall be delivered to Purchaser at least twenty (20) Business Days prior to Closing for review and approval.

                           (b)      Prior to Closing, Company shall have
established a cash reserve (the "Cash Tax Reserve") for the unpaid aggregate tax liability reflected on the Pro Forma Income Tax Calculations (the "Unpaid Pro Forma Tax Liability").

                  6.13. D&O Insurance. The D&O Insurance Cost shall have been paid by Company on or prior to the Closing Date, and the D&O Insurance shall be in full force and effect.

                  6.14. Financial Statements. (a) As promptly as practicable, and in any event no later than thirty (30) days after the end of each monthly period ending after the date hereof and before the Closing Date, Company shall deliver to Purchaser true and complete copies of (in the case of any such monthly period) the unaudited consolidated statements of income and cash flows of Company and its Subsidiaries as of and for each such monthly period and the portion of the fiscal year then ended (each set, the "Monthly Management Reports").

                           (b)      Company shall, and shall cause its
Subsidiaries and certified public accountants to, cooperate with Purchaser in connection with the preparation of the financial statements required by Rule 3-05 of Regulation S-X and the financial statements and other information required by Article 11 of Regulation S-X with respect to Reorganized Covanta and its Subsidiaries.

                  6.15. Benefit Plans. Purchaser generally intends to maintain the existing Benefit Plans, subject to Purchaser's right to amend, terminate or modify the Benefit Plans as permitted by such Benefit Plans or applicable law.

         7. Conditions Precedent to the Obligation of Purchaser. The obligation of Purchaser to purchase the Purchased Shares from Company is subject, at the option of Purchaser acting in accordance with the provisions of Section 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser (unless the non-fulfillment of any condition is the result of the action or inaction of Purchaser):

                  7.1. Representations and Covenants. (a) The representations and warranties of Company contained in (i) this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect on Company" qualifiers set forth therein) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except in any case for such failures to be true and correct which would not reasonably be expected to result in a Material Adverse Effect on Company and (ii) Section 4.8(a) shall be true and correct on and as of the Closing Date.

                           (b)      Company shall have performed and complied in
all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Company on or prior to the Closing Date.

                           (c)      Company shall have delivered to Purchaser a
certificate, dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of Company, certifying as to (a) and (b) above.

                  7.2. Required Consents and Required Governmental Approvals. All Required Consents and Required Governmental Approvals shall have been obtained or deemed by operation of the Plan or the Confirmation Order to be given and be in full force and effect, and

Purchaser shall have been furnished with evidence reasonably satisfactory to it that such Required Consents and Required Governmental Approvals have been granted and obtained.

                  7.3. No Claims. No Claims shall be pending or, to the knowledge of Purchaser or Company, threatened, before any Governmental Authority (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the Contemplated Transactions or which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Company.

                  7.4. Disclosure Statement Order. The Bankruptcy Court shall have entered an order in form and substance satisfactory to Purchaser (the "Disclosure Statement Order") approving the Disclosure Statement for the Plan.

                  7.5. Liquidation Plan. The final Liquidation Plan shall be in form and substance satisfactory to Purchaser except for modifications that would not have an adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Reorganized Covanta and the Subsidiaries.

                  7.6. Confirmation Orders. The Bankruptcy Court shall have entered orders in form and substance reasonably satisfactory to Purchaser (the "Confirmation Orders") confirming the Plan and the Liquidation Plan pursuant to
Section 1129 of the Bankruptcy Code and the Confirmation Orders shall have become Final Orders.

                  7.7. Approval Orders. The Bankruptcy Court shall have entered the Approval Order and the Approval Order shall be in full force and effect, and shall not have been stayed, vacated, modified or supplemented without Purchaser's prior written consent.

                  7.8. Exit Financing. All conditions precedent to the closing of the Exit Financing shall have been satisfied or waived and the Exit Financing shall have been consummated in accordance with the material terms contained in the Credit Agreements and the Senior Secured Notes Indenture; provided that failure of this condition precedent shall not affect the obligations of the Purchaser under, or the terms of, Section 3.5(b)(ii) or
Section 11.2(c).

                  7.9. International Reorganization and Arrangements. (a) The reorganization of the International Projects and the international operations and entities of Company and Subsidiaries shall have been consummated on the terms and conditions set forth in Exhibit G and otherwise on terms and conditions satisfactory to Purchaser.

                           (b)      The CPIH Management Services & Reimbursement
Agreement shall have been authorized, executed and delivered by each of the parties thereto on terms substantially as set forth in Exhibit H and otherwise on terms and conditions satisfactory to Purchaser and shall be in full force and effect.

                  7.10. Tax Sharing Agreement. The Tax Sharing Agreement shall have been authorized, executed and delivered by Company on terms as set forth in Exhibit F and shall be in full force and effect.

                  7.11.    Cash Reserve. On the Effective Date, Company shall,
(i) have established a fully funded cash reserve for Exit Costs and (ii) in addition, have a cash balance, after giving effect to payment of the Consideration, in an amount equal to the Closing Cash Balance plus Retained Cash.

                  7.12. ISRA. For any Facility subject or potentially subject to ISRA, (a) Company shall have obtained a letter of non-applicability from the NJDEP or (b) if ISRA is applicable to one or more of such Facilities, with respect to each such Facility, Company shall have obtained an approval of a Remedial Action Workplan (as such term is defined by ISRA) from the NJDEP, entered into a Remediation Agreement (as such term is defined by ISRA) with the NJDEP or obtained such other approval as authorized by ISRA to allow for the closing of this transaction.

                  7.13. Qualifying Facility Recertifications. Company shall cause each of its Subsidiaries directly owning a Qualifying Facility to have prepared and filed at FERC a self-recertification using FERC Form 556 updating the prior certification or self certification, as applicable, to include any changes that have occurred prior to Closing and the change in upstream ownership effected by the Contemplated Transactions at Closing (each a "Qualifying Facility Self Recertification"). Each such Qualifying Facility Self Recertification shall fully comply with all applicable FERC rules and regulations, including but not limited to, fully updating all changes that have occurred to the relevant Project since the last certification for which FERC's rules and regulations require a recertification or self-recertification, including, without limitation, its ownership, technical characteristics, fuel use, size and ability to meet applicable operating and efficiency requirements.

                  7.14. Tax Liability. Company shall have established the Cash Tax Reserve for the Unpaid Pro Forma Tax Liability.

                  7.15. Opinion. Company shall have delivered an opinion of regulatory counsel in a form reasonably satisfactory to Purchaser and its counsel.

                  7.16. Geothermal Sale. The closing of the Geothermal Sale shall have occurred on substantially the same terms as set forth in the Heber Reorganization Plan.

                  7.17. Treatment of Certain Projects. Prior to Closing, Company and Purchaser shall have mutually agreed upon the treatment under the Plan of, and all arrangements with respect to, the waste-to-energy-Projects in Haverhill, Massachusetts, Lake County, Florida, Warren County, New Jersey, the Town of Babylon, New York, and the water Project in Tampa, Florida. Company and Purchaser agree that various mutually agreed arrangements for each of such Projects as described in Section 7.17 of the Company Disclosure Schedule shall be acceptable arrangements, which if consummated by the Company, subject to the reasonable approval of Purchaser, shall satisfy this condition precedent.

         8. Conditions Precedent to the Obligation of Company. The obligation of Company to issue and sell the Purchased Shares is subject, at the option of Company acting in accordance with the provisions of Section 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Company (unless the non-fulfillment of any condition is a result of the action or inaction of Company, the Subsidiaries or their Affiliates):

                  8.1. Representations and Covenants. (a) The representations and warranties of Purchaser contained in (i) this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" qualifiers set forth therein) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except in any case for such failures to be true and correct which would not reasonably be expected to result in a Material Adverse Effect on Purchaser and (ii) Section 5.9 shall be true and correct on and as of the Closing Date.

                           (b)      Purchaser shall have performed and complied
in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                           (c)      Purchaser shall have delivered to Company a
certificate, dated the date of the Closing and signed by an officer of Purchaser, certifying as to (a) and (b) above and satisfaction of the condition set forth in Section 8.8.

                  8.2. Required Consents and Required Governmental Approvals. All Required Consents and Required Governmental Approvals shall have been obtained or deemed by operation of the Plan or the Confirmation Orders to have been given and shall be in full force and effect.

                  8.3. Confirmation Orders. The Confirmation Orders shall have been entered by the Bankruptcy Court and shall not be stayed, reversed, amended, ordered to be reconsidered, or modified in a manner not approved by Company.

                  8.4. Exit Financing. All conditions precedent to closing the Exit Financing (other than any failure of a condition precedent due to the breach, action or inaction of Company) shall have been satisfied or waived and the Exit Financing shall have been consummated in accordance with the material terms contained in the Credit Agreements and the Senior Secured Notes Indenture; provided that the failure to consummate is not the result of the breach, action or inaction of Company.

                  8.5. New Securities Issued. All conditions precedent to the issuance of each of the Unsecured Notes and the Tax Note (other than the Closing hereunder) shall have been satisfied.

                  8.6. Execution of Tax Sharing Agreement. The Tax Sharing Agreement shall have been authorized, executed and delivered by Purchaser on terms as set forth in Exhibit F and shall be in full force and effect.

                  8.7. Geothermal Sale. The Closing of the Geothermal Sale shall have occurred on substantially the same terms as set forth in the Heber Reorganization Plan.

                  8.8. Net Operating Loss Carryforwards. Purchaser's good faith estimate of the amount of net operating loss carryforwards projected to be available to Company and its Subsidiaries at Closing shall not be less than $325 million.

         9. Designation of Executory Contracts. Company and Purchaser shall determine in good faith the executory contracts and Leases that Company will assume or reject. At least thirty (30) days before the Confirmation Hearing, Company shall provide to Purchaser a schedule identifying the executory contracts and Leases that it proposes to assume or reject for Purchaser's approval.

         10. Representations and Warranties of Company. Notwithstanding any right of Purchaser to investigate fully the affairs of Company and the Subsidiaries and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, prior to the Closing, Purchaser has the right to rely fully upon the representations and warranties of Company contained in Section 4 of this Agreement.

         11. Termination of Agreement.

                  11.1. Termination. This Agreement may be terminated prior to the Closing as follows:

                           (a)      at the election of Purchaser, if any one or
more of the conditions to the obligation of Purchaser to close set forth in
Section 7 has not been fulfilled as of June 15, 2004;

                           (b)      at the election of Company, if any one or
more of the conditions to the obligation of Company to close set forth in
Section 8 has not been fulfilled as of June 15, 2004;

                           (c)      at the election of either party, if there is
any Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains, enjoins or otherwise prohibits the consummation of the Contemplated Transactions;

                           (d)      at the election of Company, if Purchaser has
materially breached any material covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to June 15, 2004, provided that Company is not then in material breach of any material covenant or agreement contained in this Agreement;

                           (e)      at the election of Purchaser, if Company has
materially breached any material covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to June 15, 2004, provided that Purchaser is not then in material breach of any material covenant or agreement contained in this Agreement;

                           (f)      at the election of Company, if (i) Company
accepts a Superior Proposal or (ii) the Bankruptcy Court approves an Alternative Transaction, provided that Company has complied with its obligations under
Section 6.10 and provided further that Company shall not terminate this Agreement pursuant to this paragraph (f) until the expiration of five (5) Business Days following Purchaser's receipt of written notice advising Purchaser that

Company has received an offer for an Alternative Transaction specifying the material terms and conditions of such an Alternative Transaction (and including a copy thereof with all accompanying documentation), identifying the Person making such an offer for an Alternative Transaction and stating whether Company intends to enter into a definitive agreement with respect thereto. After providing the notice referred to in the preceding sentence, Company shall provide a reasonable opportunity to Purchaser during such five (5) Business Day period to make any adjustments in the terms and conditions of this Agreement as are necessary to cause the Contemplated Transactions to proceed on terms and conditions equivalent to or better than such Alternative Transaction;

                           (g)      at the election of Purchaser, if (i) Company
enters into an agreement with respect to an Alternative Transaction or (ii) the Bankruptcy Court approves an Alternative Transaction;

                           (h)      at any time after December 18, 2003, at the
election of Purchaser, if by such date the Approval Order has not been entered or if such order has been vacated, reversed or materially modified or amended or stayed; or

                           (i)      at any time on or prior to the Closing Date,
by mutual written consent of Company and Purchaser.

                  11.2. Survival After Termination; Termination Fee. (a) If this Agreement terminates pursuant to Section 11.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that (i) any such termination shall be without prejudice to the rights of (A) Purchaser and Laminar, as applicable, to receive the damages and payments described in Section 3.3, Section 11.2(b),
Section 11.2(c) and Section 11.2(d) and (B) if applicable, Company to receive the payment set forth in Section 11.2(c) and (ii) the provisions of Section 11.2(g) shall survive. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 6.2 relating to the Confidentiality Agreement shall remain in full force and effect.

                           (b)      The parties agree that if (i) this Agreement
is terminated under Section 11.1 for any reason by a party which has the right to terminate this Agreement (other than by Company pursuant to (A) Section 11.1(b) (x) solely in connection with a failure of the condition set forth in
Section 8.1(a) or 8.2 to be satisfied other than as a result of any breach, action or inaction of Company or (y) solely in connection with a failure of the condition set forth in Section 8.4 if such failure is not the result of a Company Failure and a First Lien Failure has not occurred or (B) Section 11.1(d)) and (ii) Company closes an Alternative Transaction within 6 months of such termination, or contracts to close an Alternative Transaction within 6 months of such termination and subsequently closes such an Alternative Transaction, Purchaser shall be entitled to payment of $12,000,000 as a termination fee (the "Termination Fee"), which Company shall pay or cause to be paid to Purchaser by wire transfer of immediately available funds within two (2) Business Days of the closing of such an Alternative Transaction to an account designated in writing by Purchaser; provided that if Purchaser terminates pursuant to Section 7.6 solely because an appeal is pending against the Confirmation Order, and there is no stay of the Confirmation Order, no Termination Fee shall be payable under this Section 11.2(b).

                           (c)      The parties agree that if this Agreement is
terminated pursuant to Section 11.1 for any reason, the parties will instruct the Escrow Agent to return the Deposit to Purchaser with interest within two (2) Business Days of termination by wire transfer of immediately available funds to an account designated in writing by Purchaser; provided that, notwithstanding the foregoing, if (i) Company terminates this Agreement pursuant to (A) Section 11.1(b) in connection with a failure of the condition set forth in (x) Section 8.1(a) solely as a result of a knowing breach of the representations and warranties set forth in Section 5 by Purchaser or (y) Section 8.4 if such failure is not the result of a Company Failure and a First Lien Failure has not occurred or (B) Section 11.1(d) and (ii) Purchaser has not terminated, or has no right to terminate, this Agreement pursuant to any clause of Section 11.1 (other than pursuant to Section 11.1(a) solely in connection with a failure of the condition precedent set forth in (x) Section 7.2 that is the result of any intentional breach, action or inaction of Purchaser or (y) Section 7.8 solely in connection with the failure of Purchaser to perform its obligation under Section 3.5(b)(ii)), the parties shall instruct the Escrow Agent to transfer the Deposit to Company with interest within two (2) Business Days of termination by wire transfer of immediately available funds to an account designated in writing by Company.

                           (d)      In the event that this Agreement is
terminated because of a failure of Company to consummate the Geothermal Sale, Purchaser may submit invoices to Company for reimbursement of out-of-pocket fees and expenses incurred by Purchaser, and Company shall pay or cause to be paid by wire transfer of immediately available funds to an account designated in writing by Purchaser up to an additional $1 million over the amounts payable by Company in respect of Purchaser Expense Reimbursement under Section 3.3; provided that Company has not terminated, and has no right to terminate, this Agreement pursuant to (i) Section 11.1(b) (solely in connection with a failure of the condition in Section 8.1(a) or 8.2 to be satisfied other than as a result of any breach, action or inaction of Company) or (ii) Section 11.1(d).

                           (e)      If Purchaser receives payment of the
Termination Fee under Section 11.2(b), such payment, together with the Expense Reimbursement, shall (i) be full consideration for Purchaser's efforts and expenses in connection with this Agreement and the Contemplated Transactions, including the substantial due diligence efforts of Purchaser and its professionals and advisors and (ii) constitute liquidated and agreed damages to Purchaser in respect of this Agreement and the Contemplated Transactions, and Company and Reorganized Covanta shall have no further obligations under this Agreement or further liability to Purchaser. Purchaser and Company believe that it is impossible to determine accurately the amount of all damages that Purchaser would incur by virtue of the failure to proceed with the Contemplated Transactions, and Purchaser's sole and exclusive remedy for any such failure shall be to receive payment of the Expense Reimbursement and payment of the Termination Fee. Except as provided in this Section, Purchaser shall have no right or remedy against Company, at law or in equity, by reason of a breach by Company of its obligation to proceed with the Contemplated Transactions.

                           (f)      The parties agree that if the Deposit is
paid to Company pursuant to Section 11.2(c), such payment shall (i) be full consideration for Company's efforts and expenses in connection with this Agreement and the Contemplated Transactions, and (ii) constitute liquidated and agreed damages to Company in respect of this Agreement and the Contemplated Transactions, including failure to close the Second Lien L/C Credit Facility Credit

Agreement or the International Revolver Credit Facility Credit Agreement, and Purchaser shall have no further obligation under this Agreement or further liability to Company. Company and Purchaser believe that it is impossible to determine accurately the amount of all damages that Company would incur by virtue of a breach by Purchaser of their obligations to proceed with the Contemplated Transactions, including failure to close the Second Lien L/C Credit Facility Credit Agreement or the International Revolver Credit Facility Credit Agreement, and Company's sole and exclusive remedy for any such breach shall be to retain the Deposit, if applicable, pursuant to the provisions of this Section
11.2. Except as provided in this Section 11.2, Company shall have no right or remedy against Purchaser, at law or in equity, by reason of a breach by Purchaser of its obligation to proceed with the Contemplated Transactions, including failure to arrange for or close the Second Lien L/C Credit Facility Credit Agreement or the International Revolver Credit Facility Credit Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the parties to this Agreement hereby agree that a breach by Purchaser of its obligations under Section 3.5(b)(ii) or a failure of the condition precedent in Sections 7.8 or 8.4 with respect to the Second Lien L/C Credit Facility Credit Agreement and the International Revolver Credit Facility Credit Agreement will not result in any liability to Purchaser in an amount greater than the amount of the Deposit (in accordance with, and to the extent provided in, Section 11.2(c) above).

                           (g)      Notwithstanding any provision of this
Agreement or any other agreement, instrument or document executed in connection with the Contemplated Transactions or otherwise, Company acknowledges and hereby covenants with the Investors that each such Investor, the lenders under the First Lien L/C Credit Facility Credit Agreement, International Revolver Credit Facility Credit Agreement and Second Lien L/C Credit Facility Credit Agreement and any indemnitee of each Investor shall have no responsibility, obligation or liability under or in connection with this Agreement and the Contemplated Transactions, whether in contract, under tort law or otherwise. The parties agree that each of the Investors severally shall be a third party beneficiary of this Section 11.2(g) with the full right to enforce it.

                           (h)      The parties hereby agree that there shall be
no liability for lost profits (save for forfeiture of the Deposit under this Agreement, if applicable) or punitive, incidental or consequential damages under this Agreement.

                           (i)      The Expense Reimbursement and Termination
Fee shall constitute administrative expenses of Company under section 364(c)(i) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code.

                           (j)      Company acknowledges that Purchaser would
not have invested efforts in negotiating and documenting the Contemplated Transactions and incurring duties to pay its legal and financial representatives if Purchaser were not entitled to the Termination Fee plus Expense Reimbursement, as provided for herein.

         12. Miscellaneous.

                  12.1. Consent to Jurisdiction and Service of Process. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute.

                  12.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                           (a)   if to Purchaser, to:

                                 Danielson Holding Corporation
                                 2 North Riverside Plaza
                                 Suite 600
                                 Chicago, Illinois 60606

                                 Attention: Philip Tinkler
                                 Telephone: (312) 466-3842
                                 Facsimile: (312) 470-1126

                                 with a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 W. Wacker Drive, Suite 2100
                                 Chicago, IL  60606

                                 Attention: Peter C. Krupp
                                            Timothy R. Pohl
                                 Telephone: (312) 407-0855
                                            (312) 407-0772
                                 Facsimile: (312) 407-0411

                           (b)   if to Company, to:

                                 Covanta Energy Corporation
                                 40 Lane Road
                                 Fairfield, NJ 07007-2615

                                 Attention: Anthony Orlando, President and CEO
                                 Telephone: (973) 882-7152
                                 Facsimile: (973) 882-4148

                                 with a copy to:

                                 Cleary Gottlieb Steen & Hamilton
                                 One Liberty Plaza
                                 New York, NY 10006-1470

                                 Attention: Filip Moerman
                                            Deborah Buell
                                 Telephone: (212) 225-2770
                                            (212) 225-2940
                                 Facsimile: (212) 225-3999

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  12.3. Entire Agreement. This Agreement and any other collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the purchase of the Purchased Shares and supersede all prior agreements, written or oral, with respect thereto.

                  12.4. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Purchaser and Company or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  12.5. Availability of Equitable Relief. The parties acknowledge that damages following termination may not be an adequate remedy and accordingly agree that prior to the Closing a party shall be entitled to equitable relief for any breach (or anticipatory breach) of this Agreement by any other party. The parties further agree that equitable relief shall be the only relief available prior to delivery of a notice of termination of this Agreement by any party in accordance with Section 11.

                  12.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  12.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Purchaser may not assign its rights or delegate its obligations hereunder without the prior written consent of Company, which may be withheld in Company's sole discretion. Any purported assignment by Purchaser without prior written consent of Company shall be deemed void.

                  12.8. Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                  12.9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  12.10. Exhibits, Appendices and Disclosure Schedules; Cross References. The Exhibits, Appendices and the Disclosure Schedules are a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Exhibits, Appendices and the Disclosure Schedules. All references herein to Sections, Exhibits, Appendices and the Disclosure Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  12.11. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  12.12. Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

                  12.13. Severability of Provisions. (a) If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

                           (b)      If the application of any provision or any
portion of any provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

                  12.14. Exclusivity of Representations. Except for the representations and warranties contained in Sections 4 and 5, (a) neither Company, Reorganized Covanta, Purchaser nor any other Person has made any representation or warranty (whether express or implied) on behalf of Company, Reorganized Covanta, Purchaser, any of their respective Affiliates or any of their respective employees, agents or representatives regarding Company or any of its Affiliates, Reorganized Covanta, the Subsidiaries, Purchaser or any of its Affiliates, the New Common Stock (or the value thereof) or the Contemplated Transactions and (b) Company and Purchaser hereby disclaim any such representation or warranty, notwithstanding the delivery or disclosure to the other party or its employees, agents or representatives of any information, documents or other material, including without limitation any projections, estimates or budgets.

                  12.15. Company's Knowledge. For purposes of any representation or warranty of Company set forth in this Agreement, the words "to Company's knowledge" or "to the knowledge of Company" shall mean the actual knowledge without due inquiry as of the date of such representation or warranty of any of Anthony Orlando, Timothy Simpson and Jeffrey Horowitz.

                  12.16.   No Third Party Beneficiaries. Except as set forth in
Section 11.2(g) and Section 3.3, nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    PURCHASER:

                                    DANIELSON HOLDING CORPORATION

                                    By _______________________________
                                         Name:
                                         Title:

                                    COMPANY:

                                    COVANTA ENERGY CORPORATION

                                    By _______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT G

                                ESCROW AGREEMENT

                  This Escrow Agreement (this "Agreement") dated as of December 2, 2003 among Danielson Holding Corporation ("Danielson"), a Delaware corporation, D. E. Shaw Laminar Portfolios, L.L.C. ("Laminar"), SZ Investments, L.L.C. ("SZ Investments"), Third Avenue Trust, on behalf of the Third Avenue Value Fund Series ("TAT") and The Bank of Nova Scotia Trust Company of New York (the "Escrow Agent").

                              PRELIMINARY STATEMENT

                  Laminar, SZ Investments and TAT (collectively, the "Purchasers") wish to enter into an agreement to purchase certain notes from Danielson (the "Note Purchase Agreement"), attached as Exhibit A hereto, and wish to deposit (i) a portion of the proceeds in connection with such purchase equal to (A) the Final Deposit (as defined in that certain Investment and Purchase Agreement by and between Covanta Energy Corporation and Danielson, dated as of the date hereof, a copy of which is attached as Exhibit B hereto) and (B) the Reserve Amount (as defined in the Note Purchase Agreement) (together, the "Escrow Amount") and (ii) the Escrow Receipts representing the Escrowed Stock, with the Escrow Agent, which will be applied as contemplated in the Note Purchase Agreement. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

                  Danielson and the Purchasers have requested that the Escrow Agent hold and invest an amount equal to the Escrow Amount, as well as hold the Escrow Receipts, for the benefit of Danielson and the Purchasers, and the Escrow Agent has agreed to hold and invest an amount equal to the Escrow Amount, as well as hold the Escrow Receipts representing the Escrowed Stock, on the terms provided herein.

                                    AGREEMENT

                  Section 1.        Establishment of Escrow Account.

                           (a)      The Escrow Agent hereby confirms and agrees
that the Escrow Agent has established account number 31956 in the name "Danielson/Investor Group Escrow" (such account and any successor account (including, in each case, any subaccount), the "Escrow Account") and the Escrow Agent shall not change the name or account number of the Escrow Account without the prior written consent of Danielson and the Purchasers. The Escrow Agent agrees that it will invest amounts credited to the Escrow Account in assets of the type identified on Exhibit C hereto.

                           (b)      Any interest accruing on amounts held in the
Escrow Account (or appreciation of the assets credited to the Escrow Account) shall inure to the benefit of the party receiving a distribution from the Escrow Account in accordance with Section 2 below.

                           (c)      The wiring instructions for the Escrow
Account are as follows: The Bank of Nova Scotia, New York Agency, ABA# 026002532 Credit a/c#0731137, i/n/o The Bank of Nova Scotia Trust Company of New York for further credit to a/c#31956 i/n/o Danielson/Investor Group Escrow.

                  Section 2. Distributions from the Escrow Account. The Escrow Agent agrees that it will not distribute any assets out of the Escrow Account without joint written instructions from the Purchasers and Danielson. The Escrow Agent shall be fully protected in making distributions in accordance with the written instructions contemplated above notwithstanding any rights any other person or entity may have in the Escrow Account or the assets credited thereto.

                  Section 3. Statements and Confirmations. The Escrow Agent will promptly send copies of all statements, confirmations and other correspondence concerning the Escrow Account and/or any assets credited thereto simultaneously to Danielson and the Purchasers at the address for each set forth in Section 11 of this Agreement.

                  Section 4. Tax Reporting. All items of income, gain, expense and loss recognized in the Escrow Account shall be reported to the Internal Revenue Service and all applicable state and local taxing authorities under the name and taxpayer identification number of the party receiving the distribution of assets from the Escrow Account.

                  Section 5. Choice of Law. Both this Agreement and the Escrow Account shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including, without limitation, section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Escrow Agent's jurisdiction and the Escrow Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

                  Section 6. Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto, and no other parties shall have any rights hereunder, directly or indirectly, by operation of law or otherwise, or be deemed to be a third party beneficiary of this Agreement.

                  Section 7. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  Section 8. No Other Agreements. The Escrow Agent hereby confirms and agrees that (i) there are no other agreements entered into between the Escrow Agent and Danielson and/or the Purchasers with respect to the Escrow Account and (ii) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person or entity relating to the Escrow Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Uniform Commercial
Code) of such other person or entity.

                  Section 9. Indemnification of Escrow Agent. (a) Danielson and the Purchasers each agree that the Escrow Agent is released from any and all liabilities to Danielson or the Purchasers arising from the terms of this Agreement and the compliance of the Escrow Agent with the terms hereof, except to the extent that such liabilities arise from the Escrow Agent's negligence or willful misconduct and (b) Danielson further agrees to indemnify and save harmless the Escrow Agent from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Escrow Agent with the terms hereof except to the extent that such arises from the Escrow Agent's negligence or willful misconduct, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

                  Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the third party beneficiaries hereof and their respective successors and assigns.

                  Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

                  Danielson:        Danielson Holding Corporation
                                    2 North Riverside Plaza, Suite 600
                                    Chicago, IL 60606
                                    Attention: Phil Tinkler
                                    Facsimile: (312) 454-9678

                  Copy to:          Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)
                                    333 West Wacker Drive
                                    Chicago, IL 60606
                                    Attention: Peter C. Krupp
                                    Facsimile: (312) 407-0411

                  Laminar:          D. E. Shaw Laminar Portfolios, L.L.C.
                                    120 West Forty-Fifth Street
                                    Floor 39, Tower 45
                                    New York, NY 10036
                                    Attention: Max Holmes
                                    Facsimile: (212) 478-0100

                  Copy to:          Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, NY 10019
                                    Attention: Steven Wilamowsky, Esq.
                                    Facsimile: (212) 728-8111

                  SZ Investments:   SZ Investments, L.L.C.
                                    2 N. Riverside Plaza, Suite 600
                                    Chicago, IL 60606
                                    Attention: Joseph Paolucci, Esq.
                                    Facsimile: (312) 559-1280

                  Copy to:          Sidley Austin Brown & Wood LLP
                                    Bank One Plaza
                                    10 South Dearborn Street
                                    Chicago, IL 60603
                                    Attention: Imad I. Qasim, Esq.
                                               Jeffrey S. Rothstein, Esq.
                                    Facsimile: (312) 853-7036

                  TAT: Third Avenue Trust, on behalf of the Third Avenue Value Fund Series
                                    622 Third Avenue, 32nd Floor
                                    New York, NY 10017
                                    Attention: Willard J. Hall
                                    Facsimile: (212) 735-0003

                  Copy to:          Pillsbury Winthrop LLP
                                    One Battery Park Plaza
                                    New York, NY 10004
                                    Attention: Richard L. Epling, Esq.
                                    Facsimile: (212) 858-1500

                  Escrow Agent:     The Bank of Nova Scotia Trust Company
                                    of New York
                                    One Liberty Plaza - 23rd Floor
                                    New York, New York 10006
                                    Attention: Administrator
                                    Facsimile: (212) 225-5436

                  Any party may change its address for notices by giving notice to all parties hereto in the manner set forth above.

                  Section 12. Termination. (a) This Agreement shall continue in effect until the earlier of (i) the distribution of all assets credited to the Escrow Account as contemplated under Section 2 hereof or (ii) the date each of Danielson and the Purchasers have notified the Escrow Agent of such termination in writing.

                           (b)      The Escrow Agent may terminate this
Agreement on 60 days' prior notice to Danielson and the Purchasers, provided that before such termination the Escrow Agent, Danielson and the Purchasers shall make arrangements to transfer the property in the Escrow Account (the "Escrow Property") to a successor escrow agent that shall have executed, together with Danielson and the Purchasers, an escrow agreement in respect of the Escrow Property in substantially the form of this Agreement or otherwise in form and substance reasonably satisfactory to Danielson and the Purchasers. Notwithstanding the foregoing, no such termination will be effective until a successor escrow agent has been appointed and such successor escrow agent has acknowledged, in writing, (i) its appointment in accordance with the provisions of this Agreement, which such successor shall confirm in writing to Danielson and the Purchasers, and (ii) its receipt of the Escrow Property. Prior to the effectiveness of the termination, the Escrow Agent will deliver the Escrow Property to the successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Property and Escrow Account as such successor escrow agent may reasonably request. Upon such delivery to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

                  Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  Section 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 15.       Additional Escrow Agent Provisions.

                           (a)      The Escrow Agent shall be entitled to
receive compensation for the services to be rendered by the Escrow Agent hereunder in the amounts agreed to by Danielson and the Escrow Agent from time to time, and the Escrow Agent shall also be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel incurred in connection with the review, preparation and negotiation of this Agreement and after the effectiveness of this Agreement. All reasonable fees, expenses, disbursements and attorneys fees incurred by the Escrow Agent in connection with the review, preparation, negotiation, execution and performance of this Agreement shall be payable by Danielson and shall not be taken from any property held by the Escrow Agent hereunder.

                           (b)      This Agreement expressly sets forth all
duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

                           (c)      The Escrow Agent shall be entitled to rely
on any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  Section 16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER PROCEEDING BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ALL DISPUTES RELATING HERETO SHALL BE HEARD BY THE BANKRUPTCY COURT.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                    DANIELSON:

                                    DANIELSON HOLDING CORPORATION

                                    By_________________________________
                                       Name:
                                       Title:

                                    PURCHASERS:

                                    D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

                                    By_________________________________
                                       Name:
                                       Title:

                                    SZ INVESTMENTS, L.L.C.

                                    By_________________________________
                                       Name:
                                       Title:

                                    THIRD AVENUE TRUST, ON BEHALF OF THE
                                    THIRD AVENUE VALUE FUND SERIES

                                    By_________________________________
                                       Name:
                                       Title:

                                    ESCROW AGENT:

                                    THE BANK OF NOVA SCOTIA TRUST
                                    COMPANY OF NEW YORK

                                    By_________________________________
                                       Name:
                                       Title:

         NOTE PURCHASE AGREEMENT DISCLOSURE SCHEDULE

         Schedule 3              Authorization

         Schedule 3.7            No Material Adverse Change

         Schedule 3.17           Taxes

         Schedule 9.1(f)         Consents